UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AGILENT TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Agilent Technologies, Inc. 5301 Stevens Creek Blvd. Santa Clara, California 95051 William P. Sullivan President and Chief Executive Officer

January 2009

To our Stockholders:

        I am pleased to invite you to attend the annual meeting of stockholders of Agilent Technologies, Inc. ("Agilent") to be held on Wednesday, March 11, 2009 at 10:00 a.m., Pacific Standard Time, at the South San Francisco Conference Center located at 255 South Airport Boulevard, South San Francisco, California (U.S.A.). Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

        If you are unable to attend the annual meeting in person, you may participate through the Internet or by telephone. To participate in the live webcast, log on at http://investor.agilent.com and select the link for the webcast in the "News & Events" section of the site. To listen by telephone, please call (866) 383-8003 (international callers should dial (617) 597-5330). The meeting passcode is 72857470. The webcast will begin at 10:00 a.m. and will remain on Agilent's website for one year. You cannot record your vote on this website or at this phone number.

        We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

        Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail.

        Thank you for your ongoing support of, and continued interest in, Agilent.

Sincerely,

        Admission to the annual meeting will be limited to stockholders. Please note that an admission ticket and picture identification will be required to enter the annual meeting. Each stockholder will be entitled to bring a guest to the annual meeting. For stockholders of record, an admission ticket is printed on the back cover of these proxy materials. The Notice of Internet Availability of Proxy Materials will also serve as an admission ticket. An individual arriving without an admission ticket will not be admitted unless it can be verified that the individual was an Agilent stockholder as of the record date. Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the annual meeting. Agilent reserves the right to inspect any persons or items prior to their admission to the annual meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the annual meeting.

2009 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

AGILENT TECHNOLOGIES, INC.

5301 Stevens Creek Blvd.
Santa Clara, California 95051
(408) 553-2424

Notice of Annual Meeting of Stockholders

TIME	10:00 a.m., Pacific Standard Time, on Wednesday, March 11, 2009
PLACE	South San Francisco Conference Center South San Francisco, California (U.S.A.)
ITEMS OF BUSINESS	(1) To elect three directors to a 3-year term. At the annual meeting, the Board of Directors intends to present the following nominees for election as directors:
• William P. Sullivan
• Robert J. Herbold
• Koh Boon Hwee
(2) To ratify the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Agilent's independent registered public accounting firm.
(3) To approve the Agilent Technologies, Inc. 2009 Stock Plan.
(4) To consider such other business as may properly come before the annual meeting.
RECORD DATE	You are entitled to vote at the annual meeting and at any adjournments or postponements thereof if you were a stockholder at the close of business on Tuesday, January 13, 2009.
ANNUAL MEETING ADMISSION	Two cut-out admission tickets are printed on the back cover of these proxy materials. Please contact Agilent's Investor Relations Department at our headquarters to request additional tickets.
The annual meeting will begin promptly at 10:00 a.m. Limited seating is available on a first come, first served basis.
VOTING

For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the Proxy Statement, on your enclosed proxy card.

By Order of the Board,

D. CRAIG NORDLUND Senior Vice President, General Counsel and Secretary

This Proxy Statement and the accompanying proxy card are being sent or made available on or about January 27, 2009.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:    Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and the Agilent Technologies, Inc. ("Agilent" or the "Company") 2008 Annual Report to Stockholders, by providing access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about January 27, 2009, a Notice of Internet Availability of Proxy Materials (the "Notice") was sent to most of our stockholders which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:    Why am I receiving these materials?

A:
Agilent's Board of Directors (the "Board") is providing these proxy materials to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with Agilent's annual meeting of stockholders, which will take place on March 11, 2009. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:    What is included in these materials?

A:
These materials include:

•
our Proxy Statement for Agilent's annual meeting; and

•
our 2008 Annual Report to Stockholders, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the annual meeting.

Q:    What information is contained in these materials?

A:
The information included in this Proxy Statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers and certain other required information.

Q:    What proposals will be voted on at the annual meeting?

A:
There are three proposals scheduled to be voted on at the annual meeting:

•
the election of three directors for a 3-year term;

•
the ratification of the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Agilent's independent registered public accounting firm; and

•
the approval of Agilent's 2009 Stock Plan.

Q:    What is the Agilent Board's voting recommendation?

A:
Agilent's Board recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" the ratification of the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Agilent's independent registered public accounting firm, and "FOR" the approval of Agilent's 2009 Stock Plan.

Q:    What shares owned by me can be voted?

A:
All shares owned by you as of the close of business on January 13, 2009 (the "Record Date") may be voted. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record, including shares purchased through the Agilent Technologies, Inc. 1999 Stock Plan and the Agilent Technologies, Inc. Employee Stock Purchase Plan, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or held for your account by the Agilent Technologies, Inc. 401(k) Plan.

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most stockholders of Agilent hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

      Stockholder of Record

  If your shares are registered directly in your name with Agilent's transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the stockholder of record, and the Notice, or if requested, these proxy materials are being sent to you directly by Agilent. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, William P. Sullivan, Agilent's President and Chief Executive Officer, and D. Craig Nordlund, Agilent's Senior Vice President, General Counsel and Secretary, or to vote in person at the annual meeting. If you requested printed copies of the proxy materials, Agilent has enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading "How can I vote my shares without attending the annual meeting?"

      Beneficial Owner

  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name", and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. You may also vote by Internet or by telephone, as described below under "How can I vote my shares without attending the annual meeting?"

Q:    How can I vote my shares in person at the annual meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring your admission ticket or the enclosed proxy card and proof of identification. Even if you plan to attend the annual meeting, Agilent recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

  Shares held in "street name" may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:    How can I vote my shares without attending the annual meeting?

A:
Whether you hold your shares directly as the stockholder of record or beneficially in "street name", you may direct your vote without attending the annual meeting by proxy. You can vote by proxy over the Internet or by telephone. Please follow the instructions provided in the Notice, or, if you request printed copies of proxy materials, on the proxy card or voting instruction card you receive.

Q:    Can I revoke my proxy or change my vote?

A:
You may revoke your proxy or change your voting instructions at any time prior to the vote at the annual meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions) or by attending the annual meeting and voting in person. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:    How are votes counted?

A:
In the election of directors, your vote may be cast "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, your vote may be cast "FOR" or, "AGAINST" or you may "ABSTAIN." If you "ABSTAIN", it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Any undirected shares that you hold in Agilent's 401(k) Plan will be voted in proportion to the way the other 401(k) Plan stockholders vote their 401(k) Plan shares.

Q:    What is the voting requirement to approve each of the proposals?

A:
In the election for directors, the three persons receiving the highest number of "FOR" votes will be elected. However, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote") shall promptly tender his or her resignation following certification of the stockholder vote. The affirmative vote of a majority of those shares present and entitled to vote is required to approve (i) the ratification of the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and (ii) Agilent's 2009 Stock Plan. If you are a beneficial owner of Agilent shares and do not provide the stockholder of record with voting instructions, your beneficially owned shares may constitute broker non-votes, as described in "What is the quorum requirement for the annual meeting?" in the section entitled "Additional Questions and Information Regarding the Annual Meeting and Stockholder Proposals" located at the end of this Proxy Statement. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote.

Q:    What does it mean if I receive more than one Notice, proxy or voting instruction card?

A:
It means your shares are registered differently or are in more than one account. For all Notices you receive, please enter your vote by Internet for each control number you have been assigned. If you received paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive.

Q:    How can I obtain an admission ticket for the annual meeting?

A:
An admission ticket is printed on the back cover of these proxy materials or you may use the Notice for admission to the Annual Meeting.

Q:    Where can I find the voting results of the annual meeting?

A:
Agilent will announce preliminary voting results at the annual meeting and publish final results in Agilent's quarterly report on Form 10-Q for the second quarter of fiscal 2009.

BOARD STRUCTURE AND COMPENSATION

        The Board is divided into three classes serving staggered three-year terms. The Board has nine directors and the following four committees: (1) Audit and Finance, (2) Compensation, (3) Nominating/Corporate Governance and (4) Executive. The number of Directors is currently fixed at nine.

        The fiscal year for the Board begins March 1 of each year. The membership during the 2008 Agilent fiscal year and the function of each committee is described below. During the 2008 Agilent fiscal year, the Board held six meetings. The Audit and Finance, Nominating/Corporate Governance, Compensation and Executive Committees held thirteen, three, five and one meeting(s), respectively. Each director attended at least 75% of the aggregate number of Board and applicable committee meetings held when the director was serving on the Board.

Name of Director	Audit and Finance		Compensation		Nominating		Executive

Non-Employee Directors:
Paul N. Clark(1)			X		X
James G. Cullen(2)					X	*	X	*
Robert J. Herbold(3)	X				X
Robert L. Joss(4)	X				X
Koh Boon Hwee(5)			X		X
Heidi Kunz(6)	X	*			X
David M. Lawrence, M.D.(7)			X	*	X
A. Barry Rand(8)			X		X
Employee Directors:
William P. Sullivan(9)							X

X = Committee member; * = Chairperson

(1)
Mr. Clark has served as a director since May 2006.

(2)
Mr. Cullen has served as a director since April 2000 and as the Non-Executive Chairman of the Board since March 1, 2005.

(3)
Mr. Herbold has served as a director since June 2000.

(4)
Mr. Joss has served as a director since July 2003.

(5)
Mr. Koh has served as a director since May 2003.

(6)
Ms. Kunz has served as a director since February 2000.

(7)
Dr. Lawrence has served as a director since July 1999.

(8)
Mr. Rand has served as a director since November 2000.

(9)
Mr. Sullivan has served as a director since March 1, 2005.

        Agilent encourages, but does not require, its Board members to attend the annual stockholders meeting. Last year, two of our directors attended the annual stockholders meeting.

Audit and Finance Committee

        The Audit and Finance Committee is responsible for the oversight of the quality and integrity of Agilent's consolidated financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. In discharging its duties, the Audit and Finance Committee is expected to:

  •
  have the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent registered public accounting firm;

  •
  review and approve the scope of the annual internal and external audit;

  •
  review and pre-approve the engagement of Agilent's independent registered public accounting firm to perform audit and non-audit services and the related fees;

  •
  meet independently with Agilent's internal auditing staff, independent registered public accounting firm and senior management;

  •
  review the adequacy and effectiveness of the system of internal control over financial reporting and any significant changes in internal control over financial reporting;

  •
  review Agilent's consolidated financial statements and disclosures including "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's reports on Form 10-K or Form 10-Q;

  •
  establish and oversee procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

  •
  review funding and investment policies, implementation of funding policies and investment performance of Agilent's benefit plans;

  •
  monitor compliance with Agilent's Standards of Business Conduct; and

  •
  review disclosures from Agilent's independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independence of accountant's communications with the audit committee of the concerning independence.

Compensation Committee

        The Compensation Committee reviews the performance of Agilent's elected officers and other key employees and determines, approves and reports to the Board on the elements of their compensation, including total cash compensation and long-term equity based incentives. In addition, the Compensation Committee:

  •
  approves and monitors Agilent's benefit plan offerings;

  •
  supervises and oversees the administration of Agilent's incentive compensation, variable pay and stock programs;

  •
  recommends to the Board the annual retainer fee as well as other compensation for non-employee directors;

  •
  establishes comparator peer group and compensation targets based on this peer group for the Company's named executive officers; and

  •
  has sole authority to retain and terminate executive compensation consultants.

        For more information on the responsibilities and activities of the Compensation Committee, including the committee's processes for determining executive compensation, see "Compensation Discussion and Analysis," "Compensation Committee Report," "Executive Compensation" and the Compensation Committee's charter.

        The Compensation Committee also helps determines compensation for non-employee directors. The process the Compensation Committee undertakes for setting non-employee director compensation is similar to that of setting executive officer compensation. The Compensation Committee is aided by an independent consultant, currently F. W. Cook & Co., Inc., who is selected and retained by the Compensation Committee. The role of the independent consultant is to measure and benchmark our non-employee director compensation against a certain peer group of companies with respect to appropriate compensation levels for positions comparable in the market. The independent consultant recommends appropriate retainers, committee chair retainers, grant values and stock ownership guidelines to the Compensation Committee. This information is reviewed, discussed and finalized at a Compensation Committee meeting and a recommendation is made to the full Board. The full Board makes the final determination on non-employee director compensation.

Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee proposes a slate of directors for election by Agilent's stockholders at each annual meeting and appoints candidates to fill any vacancies on the Board. It is also responsible for reviewing management succession plans, determining the appropriate Board size and committee structure and developing and reviewing corporate governance principles applicable to Agilent.

        The Nominating/Corporate Governance Committee will consider candidates recommended for nomination by stockholders, provided that the recommendations are made in accordance with the procedures described in the section entitled "Additional Questions and Information Regarding the Annual Meeting and Stockholder Proposals" located at the end of this Proxy Statement. Candidates recommended for nomination by stockholders that comply with these procedures will receive the same consideration as other candidates recommended by the Nominating/Corporate Governance Committee.

        Agilent hires a third party search firm to help identify and facilitate the screening and interview process of candidates for director. To be considered by the Nominating/Corporate Governance Committee, a director nominee must have:

  •
  experience as a Board member or senior officer of a Fortune 200 or equivalent company or have achieved national prominence in an academic, government or other relevant field;

  •
  breadth of experience;

  •
  soundness of judgment;

  •
  the ability to make independent, analytical inquiries;

  •
  the willingness and ability to devote the time required to perform Board activities adequately; and

  •
  the ability to represent the total corporate interests of Agilent.

        In addition to these minimum requirements, the Nominating/Corporate Governance Committee will also evaluate whether the candidate's skills are complementary to the existing Board members' skills and the Board's needs for operational, management, financial, international, technological or other expertise. The search firm screens the candidates, does reference checks, prepares a biography for each candidate for the Nominating/Corporate Governance Committee to review and helps set up interviews. The Nominating/Corporate Governance Committee and Agilent's Chief Executive Officer interview candidates that meet the criteria, and the Nominating/Corporate Governance Committee selects candidates that best suit the Board's needs. We do not use a third party to evaluate current Board members.

        The Nominating/Corporate Governance Committee also administers Agilent's Related Person Transactions Policy and Procedures. See "Related Person Transactions Policy and Procedures" for more information.

Executive Committee

        The Executive Committee meets or takes written action when the Board is not otherwise meeting. The Committee has full authority to act on behalf of the Board, except that it cannot amend Agilent's Bylaws, recommend any action that requires the approval of the stockholders, fill vacancies on the Board or any Board committee, fix director compensation, amend or repeal any non-amendable or non-repealable resolution of the Board, declare a distribution to the stockholders except at rates determined by the Board, appoint other committees or take any action not permitted under Delaware law to be delegated to a committee.

Statement on Corporate Governance

        Agilent has had formal corporate governance standards in place since the Company's inception in 1999. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act"), the rules of the SEC and the NYSE's corporate governance listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards.

        We have adopted charters for our Compensation Committee, Audit and Finance Committee and Nominating/Corporate Governance Committee consistent with the applicable rules and standards. You can access our committee charters and Standards of Business Conduct by clicking on "Governance Policies" in the "Corporate Governance" section, which is on the left side of our web page at www.investor.agilent.com or by writing to us at Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attention: Investor Relations.

Majority Voting for Directors

        Our Bylaws provide for majority voting of directors regarding director elections. In an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall promptly tender his or her resignation following certification of the stockholder vote. The Nominating/Corporate Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Nominating/Corporate Governance Committee's recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose their decision whether to accept the director's resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a press release to be disseminated in the manner that Company press releases typically are distributed. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating/Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Board Communications

        Stockholders and other interested parties may communicate with the Board and Agilent's Non-Executive Chairman of the Board of Directors by filling out the form at "Contact Chairman" under "Corporate Governance" at http://investor.agilent.com or by writing to James G. Cullen, c /o Agilent Technologies, Inc., General Counsel, 5301 Stevens Creek Blvd., MS 1A-11, Santa Clara, California 95051. The General Counsel will perform a legal review in the normal discharge of his duties to ensure that communications forwarded to the Non-Executive Chairman preserve the integrity of the process. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements (the "Unrelated Items") will not be forwarded to the Non-Executive Chairman. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Non-Executive Chairman. Any communication that is relevant to the conduct of Agilent's business and is not forwarded will be retained for one year (other than Unrelated Items) and made available to the Non-Executive Chairman and any other independent director on request. The independent directors grant the General Counsel discretion to decide what correspondence shall be shared with Agilent management and specifically instruct that any personal employee complaints be forwarded to Agilent's Human Resources Department.

Director Independence

        Agilent adopted the following standards for director independence in compliance with the NYSE corporate governance listing standards:

1.    No director qualifies as "independent" unless the Board affirmatively determines that the director has no material relationship with Agilent or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Agilent). Agilent or any of its subsidiaries must identify which directors are independent and disclose the basis for that determination.

In addition, a director is not independent if:

2.    The director is, or has been within the last three years, an employee of Agilent or any of its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of Agilent or any of its subsidiaries.

3.    The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Agilent or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

4.    (A) The director is a current partner or employee of a firm that is Agilent's internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on Agilent's audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Agilent's or any of its subsidiaries' audit within that time.

5.    The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Agilent's or any of its subsidiaries' current executive officers at the same time serves or served on that company's compensation committee.

6.    The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Agilent or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

        The Board determined that Paul N. Clark, James G. Cullen, Robert J. Herbold, Robert L. Joss, Koh Boon Hwee, Heidi Kunz, David M. Lawrence, M.D. and A. Barry Rand meet the aforementioned independence standards. William P. Sullivan does not meet the aforementioned independence standards because he is Agilent's current President and Chief Executive Officer and an employee of Agilent.

        Agilent's non-employee directors meet at regularly scheduled executive sessions without management. As the Non-Executive Chairman of the Board, James G. Cullen was chosen to preside at the regularly-scheduled executive sessions of the non-management directors.

 DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

        Directors who are employed by Agilent do not receive any compensation for their Board activities. As a result, Mr. Sullivan, an employee of Agilent, received no additional compensation for his Board services. The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation. The non-employee director's compensation plan year begins on March 1 of each year. Except for the Non-Executive Chairman, non-employee directors in 2008 received (a) $75,000 in cash which is paid quarterly; (b) $75,000 in value of a stock option; and (c) $75,000 in value of deferred shares of Agilent common stock. Any newly appointed director receives $130,000 in value of deferred shares of Agilent common stock, pursuant to the 1999 Non-Employee Director Stock Plan. The stock options and the deferred shares vest quarterly over one year.

        In addition, non-employee directors who serve as the chairperson of a Board committee are entitled to a "committee chair premium." Specifically, the chairperson of the Audit and Finance Committee, provided that she was not the Non-Executive Chairman, on an annual basis, received an additional $20,000 in cash. The chairperson of the Compensation Committee of the Board, provided he was not the Non-Executive Chairman, on an annual basis, received an additional $10,000 in cash and the chairperson of all other Board committees, provided that they were not the Non-Executive Chairman, on an annual basis, received an additional $5,000 in cash. Also, each member of the Audit and Finance Committee, on an annual basis, received an additional $10,000 in cash. Effective March 1, 2009, the chairperson of the Nominating/Corporate Governance Committee of the Board, provided he or she is not the Non-Executive Chairman, on an annual basis, will receive an additional $10,000 in cash.

        Each non-employee director may elect to defer all or part of the cash component of his or her annual retainer and committee chair premium under the deferred compensation plan sponsored by Agilent. Any cash compensation that is deferred can only be deferred into shares of Agilent common stock.

        In 2008, the Non-Executive Chairman received an annual retainer that consisted of (i) $270,000 in cash which is paid quarterly, (ii) $75,000 in value of a stock option, and (iii) $75,000 in value of deferred shares of Agilent common stock. The Non-Executive Chairman is not eligible to receive any committee chair premiums.

        A non-employee director who joins the Board of Directors after the start of the plan year will have his or her option payment, stock payment and cash payment pro-rated based upon the remaining days in the plan year that the director will serve.

Non-Employee Director Compensation for Fiscal Year 2008

        The table below provides information on Agilent's compensation during the fiscal year ended October 31, 2008 for non-employee directors, including (i) cash compensation, and (ii) the compensation expense recognized in Agilent's financial statements for outstanding options and stock awards.

Non-Employee Director Compensation for Fiscal Year 2007
	Fees Earned or Paid in Cash (1)		Awards
Name	Cash Payment ($)	Cash Payment Deferred into Agilent Shares ($)	Option Awards ($)(2)(4)	Stock Awards ($)(3)(4)	Total ($)(5)

Paul N. Clark	0	72,500	73,096	140,934	214,030
James G. Cullen(6)	0	267,500	73,096	335,934	409,030
Robert J. Herbold(7)	82,500	0	73,096	68,434	224,030
Robert L. Joss(7)	10,000	72,500	73,096	140,934	224,030
Koh Boon Hwee	56,250	16,250	73,096	84,684	214,030
Heidi Kunz(8)	0	95,000	73,096	163,642	236,738
David M. Lawrence, M.D.(9)	85,000	0	73,096	68,434	226,530
A. Barry Rand	25,000	47,500	73,096	115,934	214,030

(1)
Reflects all cash compensation earned during fiscal year 2008, whether or not payment of the cash compensation was deferred pursuant to the 2005 Deferred Compensation Plan for Non-Employee Directors.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes in fiscal year 2008 in accordance with FAS 123(R) for all stock options held by such director and outstanding on October 31, 2008. For additional information, see Note 3 under the heading "Valuation Assumptions" of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2008. The amounts reflect Agilent's accounting expense for these awards and do not correspond to actual value that will be recognized by the directors with respect to these awards.

(3)
Reflects the dollar amount recognized for financial statement reporting purposes in fiscal year 2008 in accordance with FAS 123(R) for all stock awards held by such director and outstanding on October 31, 2008. It includes the (i) the portion of $75,000 in value of deferred shares of Agilent common stock awarded to the director in the fiscal year 2008 that was expensed in the same year, and (ii) the value of any stock awards received in prior years that were expensed in fiscal year 2008. The amounts reflect Agilent's accounting expense for these awards and do not correspond to actual value that will be recognized by the directors with respect to these awards.

(4)
A supplemental table following these footnotes sets forth: (i) the aggregate number of stock awards and option awards outstanding at fiscal year end; (ii) the aggregate number of stock awards and option awards granted during fiscal year 2008; and (iii) the grant date fair market value of equity awards granted by Agilent during fiscal year 2008 to each of our non-employee directors.

(5)
"Total" column excludes the column "Cash Payment Deferred into Agilent Shares" since this amount is captured in the column "Stock Awards."

(6)
Mr. Cullen has served as the Non-Executive Chairman of the Board since March 1, 2005.

(7)
Includes an additional $10,000 paid each to Mr. Herbold and Mr. Joss for being a member of the Audit and Finance Committee.

(8)
Includes an additional $20,000 paid to Ms. Kunz for chairing the Audit and Finance Committee during fiscal year 2008.

(9)
Includes an additional $10,000 paid to Dr. Lawrence for chairing the Compensation Committee during fiscal year 2008.

Additional Information With Respect to Director Equity Awards

        The following table provides additional information on the outstanding equity awards at fiscal year-end and award during fiscal year 2008 for non-employee directors.

Name	Stock Awards Outstanding at Fiscal Year-End (#)	Option Awards Outstanding at Fiscal Year-End (#)	Stock Awards Granted During Fiscal Year 2008 (#)	Option Awards Granted During Fiscal 2008 (#)	Grant Date Fair Value of Stock and Option Awards Granted in Fiscal Year 2008 ($)(1)

Paul N. Clark	12,934	16,434	4,428	6,302	190,281
James G. Cullen	41,293	60,249	10,040	6,302	385,281
Robert J. Herbold	6,296	56,834	2,336	6,302	117,781
Robert L. Joss	16,654	50,931	4,428	6,302	190,281
Koh Boon Hwee	14,992	63,475	2,766	6,302	134,031
Heidi Kunz	18,642	57,438	5,145	6,302	212,989
David M. Lawrence, M.D.	15,008	89,206	2,336	6,302	117,781
A. Barry Rand	10,950	61,686	3,708	6,302	165,281

(1)
Reflects the fair value of stock options and stock awards granted in fiscal year 2008, calculated in accordance with FAS 123(R). For options awards, that number is calculated by multiplying the Black-Scholes value by the number of options awarded. For stock awards, that number is calculated by multiplying (x) the fair market value of our common stock on the date of grant less the per share price by (y) the number of shares awarded.

Non-Employee Director Reimbursement Practice for Fiscal Year 2008

        Non-employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board travel.

Stock Ownership Guidelines

        In 2005, the company adopted a policy that requires each non-employee director to own Agilent shares having a value of at least three times the annual cash retainer (currently $225,000). The shares counted toward ownership guidelines include shares owned outright and the shares of Agilent stock in the director's deferred compensation account. These ownership levels must be attained by the end of fiscal year 2009. Separately, company policy prohibits executive officers, members of the Board of Directors and other senior management employees from engaging in hedging strategies using puts, calls or other types of derivative securities based upon the value of Agilent stock.

PROPOSALS TO BE VOTED ON
PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Agilent's Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. Agilent's Bylaws, as amended, allow the Board to fix the number of directors by resolution. The number of directors is currently fixed at nine.

        The terms for three directors will expire at the annual meeting. The three nominees named below are the only individuals proposed for election to the Board at the annual meeting. Directors elected at the 2009 annual meeting will hold office for a three-year term expiring at the annual meeting in 2012 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are currently directors of Agilent. Information regarding each of the nominees is provided below as of December 19, 2008. There are no family relationships among Agilent's executive officers and directors.

Nominees for Three Year Terms That Will Expire in 2009

William P. Sullivan Age 58	Mr. Sullivan has served as Agilent's President, Chief Executive Officer and a director since March 2005. Before being named Agilent's Chief Executive Officer, Mr. Sullivan served as Executive Vice President and Chief Operating Officer from March 2002 to March 2005. In that capacity, he shared the responsibilities of the president's office with Agilent's former President and Chief Executive Officer, Edward W. Barnholt. Mr. Sullivan also had overall responsibility for Agilent's Electronic Products and Solutions Group (now known as Electronic Measurement Group), the company's largest business group. Prior to assuming that position, Mr. Sullivan served as our Senior Vice President, Semiconductor Products Group from August 1999 to March 2002. Before that, Mr. Sullivan held various management positions at Hewlett-Packard Company. Mr. Sullivan serves on the Board of URS Corporation and Avnet, Inc. as well as the Children's Discovery Museum in San Jose, California.
Robert J. Herbold Age 66
Mr. Herbold has been a director of Agilent since June 2000. He was an Executive Vice President and Chief Operating Officer of Microsoft Corporation from 1994 to April 2001 and served as an Executive Vice President (part-time) of Microsoft Corporation until June 2003. Prior to joining Microsoft, Mr. Herbold was employed by The Procter & Gamble Company for twenty-six years, and served as a Senior Vice President at The Procter & Gamble Company from 1990 to 1994. Mr. Herbold is a director of Indachin Limited and Vision Solutions. He is the Managing Director of the consulting firm The Herbold Group, LLC and is an Operating Partner of the private equity firm Thoma Bravo.

Koh Boon Hwee Age 58	Mr. Koh has served as a director of Agilent since May 2003. Mr. Koh has been a director of MediaRing Ltd. from April 1998 and Executive Director from February 2003. He has also served as a director of Sunningdale Tech Ltd. from April 2003 and Chairman from July 2005. He has also been a director of the William and Flora Hewlett Foundation since September 2007. He has been Chairman of DBS Group Holdings Ltd. since January 2006 and Chairman of AAC Acoustic Technologies Holdings, Inc. since November 2004. Prior to his current position, Mr. Koh was Chairman of Singapore Airlines from July 2001 to December 2005 and Chairman of Singapore Telecom from April 1992 to August 2001. Mr. Koh spent fourteen years with Hewlett-Packard Company in its Asia-Pacific region.

Agilent's Board recommends a vote FOR the election to the Board of each of the foregoing nominees.

        The Agilent directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or such other date, in accordance with Agilent's Bylaws. Information regarding each of such directors is provided below.

Directors Whose Terms Will Expire in 2010

Paul N. Clark Age 61	Mr. Clark has been a director of Agilent since May 2006. Mr. Clark was the Chief Executive Officer and President of ICOS Corporation, a biotherapeutics company, from June 1999 to January 2007, and the Chairman of the Board of Directors of ICOS from February 2000 to January 2007. From 1984 to December 1998, Mr. Clark worked in various capacities for Abbott Laboratories, a health care products manufacturer, retiring from Abbott Laboratories as Executive Vice President and a board member. His previous experience included senior positions with Marion Laboratories, a pharmaceutical company, and Sandoz Pharmaceuticals (now Novartis Corporation), a pharmaceutical company.
James G. Cullen Age 66
Mr. Cullen has been a director of Agilent since April 2000 and the Non-Executive Chairman of the Board since March 2005. Mr. Cullen was President and Chief Operating Officer of Bell Atlantic Corporation (now known as Verizon) from 1997 to June 2000 and a member of the office of chairman from 1993 to June 2000. Prior to this appointment, Mr. Cullen was the President and Chief Executive Officer of the Telecom Group of Bell Atlantic from 1995 to 1997. Prior to the creation of Bell Atlantic on January 1, 1984, Mr. Cullen held management positions with New Jersey Bell from 1966 to 1981 and AT&T from 1981 to 1983. Mr. Cullen is a member of the board of directors of Johnson & Johnson, Prudential Financial, Inc. and Neustar, Inc.

Robert L. Joss Age 67	Mr. Joss has been a director of Agilent since July 2003. Mr. Joss has served as the Dean of the Graduate School of Business of Stanford University since 1999. Prior to assuming this position, Mr. Joss was the Chief Executive Officer and Managing Director of Westpac Banking Corporation, one of Australia's largest banks, from 1993 to 1999. Before this position, from 1971 to 1993, Mr. Joss held a succession of positions as Senior Vice President, Executive Vice President and Vice Chairman of Wells Fargo Bank. He is a director of Wells Fargo & Co.

Directors Whose Terms Will Expire in 2011

Heidi Kunz Age 54	Ms. Kunz has been a director of Agilent since February 2000. Ms. Kunz has served as Executive Vice President and Chief Financial Officer of Blue Shield of California since September 2003. Ms. Kunz served as an Executive Vice President and the Chief Financial Officer of Gap, Inc. from 1999 to January 2003. Prior to assuming that position, Ms. Kunz served as the Chief Financial Officer of ITT Industries, Inc. from 1995 to 1999. From 1979 to 1995, Ms. Kunz held senior financial management positions at General Motors Corporation, including Vice President and Treasurer. Ms. Kunz is a director of Financial Engines, Inc.
David M. Lawrence, M.D. Age 68
Dr. Lawrence has been a director of Agilent since July 1999. Dr. Lawrence served as Chairman of the Board from 1992 to May 2002 and Chief Executive Officer from 1991 to May 2002 of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals. From May 2002 to December 2002, he served as Chairman Emeritus of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals. He held a number of management positions with these organizations prior to assuming these positions, including Vice Chairman of the Board and Chief Operating Officer. Dr. Lawrence is a director of McKesson Corporation, Raffles Medical Group, Inc. and Dynavax Technologies Corporation.
A. Barry Rand Age 64
Mr. Rand has been a director of Agilent since November 2000. Mr. Rand served as Chairman and Chief Executive Officer of Equitant from February 2003 to April 2005 and as Non-Executive Chairman of Aspect Communications from February 2003 to October 2005. Mr. Rand was the Chairman and Chief Executive Officer of Avis Group Holdings, Inc. from November 1999 to April 2001 and continues to hold the title of Chairman Emeritus. Prior to joining Avis Group, Mr. Rand was Executive Vice President, Worldwide Operations, for Xerox Corporation from 1992 to 1999. Mr. Rand is a member of the board of directors of Campbell Soup Company and is Chairman of the Board of Trustees of Howard University. Mr. Rand holds a MBA from Stanford University where he also was a Stanford Sloan Executive Fellow. Mr. Rand holds several honorary doctorate degrees.

 PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit and Finance Committee of the Board has appointed PricewaterhouseCoopers LLP as Agilent's independent registered public accounting firm to audit its consolidated financial statements for the 2009 fiscal year. During the 2008 fiscal year, PricewaterhouseCoopers LLP served as Agilent's independent registered public accounting firm and also provided certain tax and other non-audit services. Although Agilent is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit and Finance Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

        Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Agilent's Board recommends a vote FOR the ratification of the
Audit and Finance Committee's appointment of
PricewaterhouseCoopers LLP as Agilent's Independent Registered Public Accounting Firm.

 PROPOSAL NO. 3

APPROVAL OF THE AGILENT TECHNOLOGIES, INC.
2009 STOCK PLAN

        Stockholders are being asked to approve the adoption of the Agilent Technologies, Inc. 2009 Stock Plan (the "Plan"). If approved by the stockholders, the Plan would replace the Agilent Technologies, Inc. Amended and Restated 1999 Stock Plan (the "1999 Plan") and the 1999 Non-Employee Director Stock Plan (the "Director Plan" and collectively with the 1999 Plan, the "1999 Plans") before their expiration and would become our primary plan for providing stock-based incentive compensation to our eligible employees and non-employee directors. The 1999 Plans would each terminate as discussed below. If the Plan is not approved by the stockholders, no new awards may be granted under the 1999 Plans after September 17, 2009, and our ability to provide future awards to attract, provide incentives to and retain key personnel and non-employee directors would be limited significantly.

        The 1999 Plans will remain in effect with respect to awards already granted under the 1999 Plans until such awards have been exercised, forfeited, canceled, or expire or otherwise terminate in accordance with the terms of such grants. If the Plan is approved by the stockholders at the annual meeting, no further awards will be granted under the 1999 Plan and the 1999 Plan will be terminated. Formula awards that are part of the directors' annual retainer that are made automatically under the Director Plan on the first trading day after each annual stockholders meeting will be made under the Director Plan with respect to the 2009 fiscal year of director service. The Director Plan will then be terminated at the first Compensation Committee meeting of the Board of Directors after the Plan becomes effective.

        The Board believes the approval of the Plan is in the best interests of the Company because of the continuing essential need to attract, provide incentives to and retain key personnel and non-employee directors and, since the 1999 Plan is scheduled to expire on September 17, 2009, the Company's ability to accomplish these objectives would be significantly limited without taking this action. The Board adopted the Plan on November 19, 2008, subject to stockholder approval. We do not anticipate granting any awards under the Plan unless and until stockholder approval is obtained. However, awards may be granted prior to stockholder approval, but must remain subject to stockholder approval and no award may be exercised or settled until the Plan is approved by the stockholders.

        The total number of shares authorized and available for issuance under the Plan is 25,000,000, plus any shares subject to awards previously granted under the 1999 Plan for which such awards are forfeited, expired or become unexercisable without having been exercised in full. For additional details, see "—Number of Authorized Shares" below. As of the date of this Proxy Statement, no awards have been made under the Plan. Under the terms of the Plan, the maximum amount of stock options that may be granted under the Plan is 25,000,000 shares, or the maximum amount of full value stock awards that may be granted is 12,500,000 shares because such awards are deducted from the fungible share pool at a 2-to-1 ratio as described below.

        Excluding shares available under Agilent's employee stock purchase plan, as of December 31, 2008 approximately 32,500,000 shares remained available for grant under the 1999 Plan and approximately 306,000 shares remained available for grant under the 1999 Director Plan as of December 31, 2008. For the fiscal years 2006 through 2008, the number of shares granted as a percentage of the total shares of Agilent common stock outstanding averaged 1.90%, which percentage is often referred to as Agilent's burn rate. The burn rate for FY08 was 1.09%. For further information on our current equity compensation plans, please see "—Equity Compensation Plan Information" below.

        Stockholders are asked to approve the Plan to qualify stock options as incentive stock options for purposes of Section 422 of Section 162(m) of the Internal Revenue Code (the "Code"), to qualify certain compensation under the Plan as performance-based compensation for purposes of 162(m) of the Code, and to satisfy New York Stock Exchange ("NYSE") guidelines relating to equity compensation.

        Below is a summary of the material features of the Plan and its operation. This summary does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the full text of the Plan. A copy of the Plan has been filed with the Securities and Exchange Commission with this Proxy Statement, and any stockholder who wishes to obtain a copy of the Plan may do so by written request to the Secretary at Agilent's headquarters in Santa Clara, California.

Purpose of the Plan

        The purpose of the Plan is to encourage ownership in the Company by its employees, directors and consultants whose long-term employment by or involvement with the Company is considered essential to the Company's continued progress and, thereby, aligning the interests of the award recipients and stockholders and permitting the award recipients to share in the Company's success. The Plan provides an essential component of the total compensation package offered to the Company's key employees. It reflects the importance placed by the Company on motivating employees to achieve superior results over the long term and paying employees based on that kind of achievement. The Company strongly believes that its equity compensation programs and emphasis on employee stock ownership have been integral to the Company's progress and that a continuation of those programs and that emphasis is necessary for the Company to achieve superior performance in the future.

        Certain awards under the Plan are intended to qualify as performance-based compensation under the Code, provided that such grants are made in the form of option grants, stock appreciation rights ("SARs"), or are performance shares or performance units based on one or more of the performance measures specified below. However, in the event that the Administrator (as defined below in "Administration of the Plan") of the Plan determines that it is advisable to grant awards that use measures other than those specified below, any such awards will not qualify for the performance-based exception under Section 162(m) of the Code.

Key Features of the Plan

        The Plan contains features that the Board believes are consistent with the interests of stockholders and sound governance principles. These features include the following:

  •
  Flexibility and Performance Ties.  The variety of equity and cash awards permitted under the Plan affords flexibility with respect to the design of long-term incentives that are responsive to evolving regulatory changes and compensation best practices and incorporate tailored, performance-based measures.

  •
  No Discount Options.  Stock options or SARs may not be granted or awarded with a then-established exercise price of less than the fair market value ("FMV") of Agilent's common stock on the date of grant or award. FMV is the quoted closing sales price on the stock exchange or a national market system with the highest trading volume.

  •
  No Repricings.  The repricing of stock options and stock appreciation rights is prohibited without stockholder approval. This prohibition applies both to repricings that involve lowering the exercise price of a stock option or SAR as well as repricings that are accomplished by canceling an existing award and replacing it with a lower-priced award.

  •
  Fungible Share Pool.  The Plan design recognizes the greater intrinsic value of a full share award including restricted stock, restricted stock units, performance shares and performance stock units. Accordingly, the Plan's share reserve is reduced by 2 shares for every 1 full value share awarded. Stock option and SAR awards reduce the reserve on a 1-to-1 basis.

  •
  Clawback feature.  The Plan allows the Company to cancel or freeze unvested awards, or require the return of amounts received pursuant to plan awards, if the award recipient has engaged in behavior that is detrimental to the business or reputation of the Company.

  •
  No Liberal Share Accounting.  Shares withheld for tax payments or to pay the exercise price, shares repurchased on the open market with the proceeds of an option exercise price, or shares not issued or delivered as a result of the net settlement of an outstanding award, will not be added back into the Plan reserve.

  •
  Compensation Committee Oversight.  The Plan will be administered by Agilent's Compensation Committee as the Administrator, which is comprised solely of non-employee, independent directors.

  •
  No Annual "Evergreen" Provision.  The Plan provides for a specific number of shares of Agilent common stock available for awards and does not contain an annual or automatic increase in the number of available shares.

  •
  Performance-Based Compensation.  The Plan is structured to permit awards that satisfy the performance-based compensation requirements of section 162(m) of the Code so as to enhance deductibility of compensation provided under the Plan.

Administration of the Plan

        The Plan may be administered by the Board or any of its committees ("Administrator") and, it is currently the intent of the Board that the Plan be administered by the Compensation Committee, which committee satisfies the requirements of Section 162(m) regarding a committee of two or more "outside directors", as well as a committee of "non-employee directors" for purposes of Rule 16b-3. The Administrator has the power in its discretion to grant awards under the Plan, to determine the terms of such awards, to interpret the provisions of the Plan and to take action as it deems necessary or advisable for the administration of the Plan. In accordance with the terms of the Plan, the Plan may be administered by different committees with respect to different groups of participants in the Plan.

Number of Authorized Shares

        The total number of shares authorized and available for issuance under the Plan is 25,000,000, plus any shares subject to awards previously granted under the 1999 Plan for which such awards are forfeited, expired or become unexercisable without having been exercised in full. Using the Agilent stock price on December 31, 2008, it is anticipated that this share reserve would be sufficient to cover all Company stock awards through fiscal 2012. Shares granted as options or SARs will be counted against this limit as one share for every one share granted. Shares granted as awards other than options or SARs will be counted against this limit as two shares for every one share granted. The maximum number of options or SARs under the Plan that may be granted in any one fiscal year to an individual participant may not exceed 1,500,000 shares. Notwithstanding the foregoing, in connection with a participant's initial service, such participant may be granted awards for up to an additional 1,000,000 shares that will not count against this limit. Shares issued under the Plan may be currently authorized but unissued shares, or shares currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. On January 13, 2009, the per share closing price of Agilent's common stock as reported on the NYSE was $19.06.

        In the event of certain changes in the capitalization of the Company the Administrator will adjust the number and class of shares available for issuance under the Plan and to prevent dilution or enlargement of rights. Except as described below, shares subject to an award under the Plan or under the 1999 Plan that are terminated, expire unexercised, or are forfeited, or repurchased by the Company at their original purchase price shall be available for subsequent awards under the Plan. Any shares that again become available for issuance under the Plan will be added back on a one to one basis for shares subject to options or SARs (as defined below in "—Types of Awards under the Plan"), or on a two to one basis for awards other than options or SARs.

        Awards granted in assumption of, or in substitution for, awards previously granted by a company acquired by, or merged into, the Company or a Subsidiary ("Substitute Awards") will not reduce the shares authorized for issuance under the Plan or authorized for grant to a participant in any calendar year. Further, shares available for grant under stock plans assumed by the Company in an acquisition may be added to the available share reserve under the Plan.

        Payments of the exercise price or applicable taxes made by delivery of shares to, or withholding of shares by, the Company in satisfaction of a participant's obligations, or shares repurchased on the open market with the proceeds of an option exercise price, will not result in additional shares becoming available for subsequent awards under the Plan.

Eligibility and Participation

        Eligibility to participate in the Plan is limited to employees (including officers), directors and consultants of Agilent, its affiliates or subsidiaries, as determined by the Administrator. Participation in the Plan is at the discretion of the Administrator. As of November 1, 2008, there were approximately 19,600 eligible employees.

Types of Awards under the Plan

        The Plan authorizes the Administrator to grant awards, individually or collectively, to participants in any of the following forms, subject to such terms, conditions, and provisions as the Administrator may determine to be necessary or desirable:

  •
  incentive stock options ("ISOs");

  •
  nonstatutory stock options ("NSOs");

  •
  stock appreciation rights;

  •
  restricted stock;

  •
  restricted stock units ("RSUs");

  •
  performance shares and performance units with performance-based conditions to vesting or exercisability; and

  •
  cash awards.

Options and SARs

        Stock options entitle the option holder to purchase shares at a price established by the Administrator. Options may be either ISOs or NSOs, provided that only employees may be granted ISOs. SARs entitle the SAR holder to receive cash equal to the positive difference (if any) between the fair market value of shares on the trading date and the exercise price. The Company currently awards only NSOs to its executives, employees and nonemployee directors. In fiscal year 2008, approximately 90 employees were classified as executives and there were eight nonemployee directors. The Company does not currently have a practice of awarding ISOs or SARs.

  Exercise Price

        The Administrator will determine the exercise price of an option and a SAR at the date of grant, which price, except in the case of Substitute Awards, may not be less than 100% of the fair market value of the underlying shares on the date of grant. The Plan prohibits any repricing, replacement, regrant or modification of stock options or SARs that would reduce the exercise price of the stock options or SARs without stockholder approval, other than in connection with a change in the Company's capitalization or Substitute Awards.

  Vesting/Expiration of Options

        The Administrator may determine the terms under which options and SARs will vest and become exercisable. The Company's current practice is to vest options at 25% per year over 4 years, with a 10-year option term, except where different vesting or option terms are required or are advisable under local law.

  Special Limitations on ISOs

        If options were to be granted as ISOs, these options would be subject to certain additional restrictions imposed on ISOs by the Code including, but not limited to, restrictions on the post-termination exercise period of such options, the status of the individual receiving the grant and the number of options that could become exercisable for the first time by a participant in a given calendar year. In addition, to receive the favorable tax treatment afforded ISOs described below, these options would be required to comply with certain post-termination exercise periods. Furthermore, if shares acquired upon exercise of an ISO are disposed of by a participant prior to the expiration of two years from the date of grant or one year from the date of exercise, or otherwise in a "disqualifying disposition" under the Code, the participant would have federal income tax consequences as described under "—U.S. Federal Income Tax Consequences".

  Exercise of Options

        An option holder may exercise his or her option by giving written notice to the Company or a duly authorized agent of the Company stating the number of shares for which the option is being exercised and tendering payment for such shares. The Administrator may, in its discretion, accept cash, check or wire transfer, previously acquired shares (valued at their fair market value on the date of exercise) and consideration under a cashless exercise program, or a combination thereof as payment.

  Surrender or Exchange of SARs

        Upon surrender of a SAR, a participant will be entitled to receive cash, shares or a combination thereof, as specified in the award agreement, having an aggregate fair market value equal to the excess of (i) the fair market value of one share as of the date on which the nontandem SAR is exercised over (ii) the base price of the shares covered by the nontandem SAR, multiplied by the number of shares covered by the SAR, or the portion thereof being exercised.

  Termination of Options and SARs

        In the event that a participant's service with the Company or its subsidiaries terminates prior to the expiration of an option or SAR, the Participant's right to exercise vested options or SARS shall be governed by the terms of the applicable award agreement approved by the Administrator at the time of grant.

Stock Awards and Performance Shares

        Stock awards, including restricted stock, RSUs, performance shares and performance units, may be issued either alone, in addition to, or in tandem with other awards granted under the Plan. Stock awards may be denominated in shares or units payable in shares (e.g. RSUs), and may be settled in cash, shares, or a combination of cash and shares. Restricted stock granted to participants may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Administrator. The Administrator may also impose additional restrictions on a participant's right to dispose of or to encumber restricted stock, including the satisfaction of performance objectives.

        The Company currently grants RSUs to certain employees who are not executives of the Company. Grants are typically made once a year and vest 25% per year over 4 years unless different vesting is required or advisable under local law. The Company currently grants performance-based RSUs annually to its executives pursuant to the Long Term Performance Program ("LTP" or the "LTP Program"). LTP awards are generally designed to meet the criteria of a performance award with the performance metrics and peer group comparison set at the beginning of the performance period and are not thereafter modified. LTP awards are paid out based upon a 3-year performance period and only if the established performance criteria have been met, as determined by the Administrator. The Company also makes New Executive Stock Awards to newly hired or promoted executives, which are RSUs that mirror the LTP performance criteria for a 3-year performance period that is already in progress when an executive is first hired or is first promoted to an executive position.

        In addition, the Company grants RSUs to nonemployee directors (referred to in the Plan as "Deferred Shares") which are subject to payment and deferral rules intended to comply with Section 409A of the Code.

Termination of Stock Awards

        In the event that a participant's service with the Company or its subsidiaries terminates prior to the vesting of a stock award, that award will be forfeited unless the terms of the award, as approved by the Administrator at the time of grant, provide for accelerated vesting.

Cash Incentive Awards

        The Administrator may grant "cash incentive awards" under the Plan, which is the grant of a right to receive a payment of cash (or in the discretion of the Administrator, shares of common stock having value equivalent to the cash otherwise payable) that are contingent on achievement of performance objectives over a specified period established by the Administrator. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Administrator, including provisions relating to deferred payment.

Qualifying Performance-Based Compensation

        The Administrator may specify that the grant, retention, vesting, or issuance of any award, (whether in the form of a stock option, SAR, restricted stock, RSU or a performance award) or the amount to be paid out under any award, be subject to or based on performance objectives or other standards of financial performance and/or personal performance evaluations, whether or not established and administered in accordance with the requirements of Section 162(m) of the Code for awards intended to qualify as "performance-based compensation" thereunder. The number of shares issued or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

  Establishment of Performance Goals

        At the beginning of each performance period the Administrator will establish performance goals applicable to the performance awards. To the extent that performance conditions under the Plan are applied to awards intended to qualify as performance-based compensation under Code Section 162(m), such performance goals will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more criteria of the following criteria and any objectively verifiable adjustment(s) thereto permitted and preestablished by the Administrator in accordance with Code Section 162(m), as determined by the Administrator in its sole discretion: sales revenue; gross margin; operating margin; return on equity; operating income; pre-tax profit; earnings before interest, taxes and depreciation and amortization; net income; expenses; the market price of the shares; earnings per share; return on stockholder equity; return on capital; return on net assets; economic value added; market share; customer service; customer satisfaction; safety; total stockholder return; free cash flow; size-adjusted growth in earnings; individual performance; other criteria or any combination of the above criteria.

        The performance goals may be based on one or more business criteria, one or more business units or divisions of the Company, its subsidiaries or affiliates, or the Company as a whole, and if so desired by the Administrator, by comparison with a peer group of companies. Performance awards granted under the Plan may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator may determine, provided that, if the performance awards are intended to qualify as performance-based compensation under Code Section 162(m), such additional terms and conditions are also not inconsistent with Section 162(m) of the Code.

Limited Transferability of Awards

        The Administrator retains the authority and discretion to permit an award (other than an ISO) to be transferable as long as such transfers are made by a participant to the participant's immediate family or trusts established solely for the benefit of one or more members of the participant's immediate family. Awards may otherwise not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by the beneficiary designation, will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant.

Tax Withholding

        The Administrator may require payment, or withhold payments made by the Plan, to satisfy applicable withholding tax requirements.

Change in Control

        Unless otherwise determined by the Administrator and set forth in the applicable award agreement, in the event of certain transactions described in the Plan constituting a change in control or the sale of substantially all of the assets of the Company for which a participant is performing services, all awards will fully vest immediately prior to the closing of the transaction. The foregoing shall not apply where such awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor; provided, however, that in the event of a change of control in which one or more of the successor or a parent or subsidiary of the successor has issued publicly traded equity securities, the assumption, conversion, replacement or continuation shall be made by an entity with publicly traded securities and shall provide that the holders of such assumed, converted, replaced or continued stock options and SARs shall be able to acquire such publicly traded securities.

        In the event of the dissolution or liquidation of the Company, the Administrator in its sole discretion may provide for an option or SAR to be fully vested and exercisable until ten days prior to such transaction, or such shorter reasonable period of time as the Administrator may establish in its discretion. In addition, the Administrator may provide that any restrictions on any award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed transaction.

Termination and Amendment of the Plan

        The Board may amend, suspend or terminate the Plan or the Administrator's authority to grant awards under the Plan without the consent of stockholders or participants; provided, however, that any amendment to the Plan will be submitted to the Company's stockholders for approval if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the Plan to stockholders for approval. Except in the event of certain changes in the capitalization of the Company, the total number of shares authorized and available for issuance under the Plan may not be increased by the Company without stockholder approval. Any such amendment, suspension, or termination may not materially and adversely affect the rights of a participant under any award previously granted without such participant's consent.

        It is the intention of the Company that, to the extent that any provisions of the Plan or any awards granted under the Plan are subject to Section 409A of the Code (relating to nonqualified deferred compensation), the Plan and the awards comply with requirements of Section 409A of the Code. Further, it is the intention of the Company that the Plan and awards granted under it that are subject to Section 409A of the Code will be interpreted and administered in good faith in accordance with such requirements and that the Administrator will have the authority to amend any outstanding awards to conform to the requirements of Section 409A.

Term of Plan

        Unless earlier terminated by the Board, the Plan will terminate ten years after its approval by the stockholders of the Company.

U.S. Federal Income Tax Consequences

        Stock options.    There will be no federal income tax consequences to a participant or the Company upon the grant of either an ISO or an NSO under the Plan. Upon exercise of an NSO,

the option holder generally will recognize ordinary income in an amount equal to: (i) the fair market value, on the date of exercise, of the acquired shares, less (ii) the exercise price of the NSO. Provided the Company satisfies applicable reporting requirements, it will be entitled to a tax deduction in the same amount.

        Upon the exercise of an ISO, an option holder generally recognizes no immediate ordinary taxable income. Provided that certain holding periods are met, income recognition is deferred until the option holder sells the shares. If the ISO is exercised no later than three months after the termination of the option holder's employment, and the option holder does not dispose of the shares so acquired within two years from the date the ISO was granted and within one year after the exercise of the ISO, the gain on the sale will be treated as long-term capital gain. Certain of these employment requirements are liberalized in the event of an option holder's death or disability while employed by the Company.

        Generally, the Company will not be entitled to any tax deduction for the grant or exercise of an ISO. If, however, the shares are not held for the full term of the holding period outlined above, the gain on the sale of such shares, being the lesser of: (i) the fair market value of the shares on the date of exercise minus the option price, or (ii) the amount realized on disposition minus the exercise price, will be taxed to the participant as ordinary income, and provided the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction in the same amount. The excess of the fair market value of the shares acquired upon exercise of an ISO over the exercise price therefor constitutes a tax preference item for purposes of computing the "alternative minimum tax" under the Code.

        SARs.    There will be no federal income tax consequences to either a participant or the Company upon the grant of a SAR. However, the participant generally will recognize ordinary income upon the exercise of a SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares received upon exercise. Provided the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction equal to the amount included in the participant's income.

        RSUs & Restricted Stock.    Except as otherwise provided below, there will be no federal income tax consequences to either a participant or the Company upon the grant of restricted stock or an RSU. When an RSU is settled, the participant will recognize ordinary income in an amount equal to the fair market value of the shares received or, if the RSU is paid in cash, the amount payable. With respect to restricted stock, the participant will recognize ordinary income in an amount equal to the excess, if any that the participant paid for the shares over the fair market value of the shares on the earlier of (i) the date of vesting; and (ii) the date the shares become transferable. Subject to Section 162(m) of the Code, and the Company satisfies applicable reporting requirements, the Company will be entitled to a corresponding deduction. Notwithstanding the above, a recipient of a restricted stock grant may make an election under Section 83(b) of the Code, within thirty days after the date of the grant, to recognize ordinary income as of the date of grant and the Company will be entitled to a corresponding deduction at that time.

        Performance Awards.    There will be no federal income tax consequences to a participant or the Company upon the grant of qualifying performance-based compensation awards. Participants will generally recognize taxable income upon the payment of an award, and subject to Section 162(m) of the Code, the Company generally will be entitled to a deduction equal to the amount includible in the participant's income.

        Golden Parachute Payments.    Awards that are granted, accelerated or enhanced upon the occurrence of, or in anticipation of, a change in control may give rise, in whole or in part, to

"excess parachute payments" under Section 280G and Section 4999 of the Code. Under these provisions, the participant would be subject to a 20% excise tax on, and the Company would be denied a deduction with respect to, any "excess parachute payments." As part of their new change of control agreements with us, we offer our officers gross ups related to this excise tax under Section 4999 of the Code. For more information, see "Compensation Discussion and Analysis" and "Termination and Change of Control Table" below.

        Section 162(m) of the Code.    Section 162(m) of the Code ("Section 162(m)") generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to "performance-based compensation," that complies with conditions imposed by Section 162(m) rules and the material terms of such compensation are disclosed to and approved by stockholders (e.g., see "—Qualifying Performance-Based Compensation" above). Stock options, SARs and performance awards granted under the Plan and described above are intended to constitute qualified performance-based compensation eligible for such exceptions. The Administrator will, in general, seek to qualify compensation paid to the Company's executive officers for deductibility under Section 162(m), although the Administrator believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Administrator's judgment, it is in the Company's best interest to do so.

New Plan Benefits

        As of the date of this proxy statement, no awards have been made under the Plan. The amount of awards to be made under the Plan is not presently determinable.

Equity Compensation Plan Information

        The following table summarizes information about our equity compensation plans as of October 31, 2008. All outstanding awards relate to our common stock.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)(2)(3)	41,332,399	$29	60,537,518
Equity compensation plans not approved by security holders	—	—	—

Total	41,332,399	$29	60,537,518

(1)
The number of securities remaining available for future issuance in column (c) includes 26,222,236 shares of common stock authorized and available for issuance under the Agilent Technologies, Inc. Employee Stock Purchase Plan (the "423(b) Plan"). The number of shares authorized for issuance under the 423(b) Plan is subject to an automatic annual increase of the lesser of one percent of the outstanding common stock of Agilent or an amount determined by the Compensation Committee of our Board of Directors. Under the terms of the 423(b) Plan, in no event shall the aggregate number of shares issued under the Plan exceed 75 million shares. The number of securities to be issued upon exercise of outstanding options, warrants and rights in column (a) does not include shares of common stock issued to participants in consideration of the aggregate participant contributions under the 423(b) Plan totaling $29.4 million as of October 31, 2008.

(2)
We issue securities under our equity compensation plans in forms other than options, warrants or rights. Under the 1999 Plan, we may issue Stock Awards, including but not limited to restricted stock, restricted stock units, and performance units, as defined in the 1999 Plan. Under the terms of the Stock Plan, no more than 10 percent of the total shares available for issuance under the Stock Plan will constitute restricted stock awards. Under the Director Plan we may issue Special Compensation, as that term is defined in Section 7 of the Director Plan.

(3)
We issue securities under our equity compensation plans in forms which do not require a payment by the recipient to us at the time of exercise or vesting, including restricted stock, restricted stock units and performance units. Accordingly, the weighted-average exercise price in column (b) does not take these awards into account.

Agilent's Board recommends a vote FOR the approval of the
adoption of the Agilent Technologies, Inc. 2009 Stock Plan

 COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of December 19, 2008, concerning:

  •
  each person or group known by Agilent, based on filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to own beneficially more than 5% of the outstanding shares of our common stock as of the Record Date;

  •
  the beneficial ownership of Agilent's common stock by each director and each of the executive officers named in the Summary Compensation Table herein; and

  •
  the beneficial ownership of Agilent's common stock by all directors and executive officers as a group.

        The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of February 17, 2009, 60 days after December 19, 2008, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

Shares of Agilent Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Nature(1)	Percentage(2)
William P. Sullivan	227,568	Direct
	1,115,967	Vested Options

	1,393,535		*
Paul N. Clark	14,784	Direct(3)
	0	Vested Options
	16,434	Indirect(4)

	31,218		*
James G. Cullen	47,204	Direct(5)
	60,249	Vested Options
	3,000	Indirect(6)

	110,453		*
Adrian T. Dillon	236,430	Direct
	774,703	Vested Options

	1,011,133		*
Jean Halloran	75,418	Direct
	474,578	Vested Options

	549,996		*
Robert J. Herbold	11,296	Direct(7)
	56,834	Vested Options

	68,130		*

	Shares of Agilent Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Nature(1)	Percentage(2)
Robert L. Joss	19,930	Direct(8)
	50,931	Vested Options

	70,861		*
Koh Boon Hwee	14,992	Direct(9)
	63,475	Vested Options

	78,467		*
The William and Flora Hewlett Foundation(10)	4,830,223	Direct	1.4%
Heidi Kunz	20,728	Direct(11)
	57,438	Vested Options

	78,166		*
David M. Lawrence, M.D.	16,530	Direct(12)
	89,206	Vested Options
	2,336	Indirect(13)

	108,072		*
Ronald S. Nersesian	10,107	Direct
	114,284	Vested Options

	124,391		*
D. Craig Nordlund	47,817	Direct
	501,755	Vested Options
	114	Indirect(14)

	549,686		*
A. Barry Rand	17,288	Direct(15)
	61,686	Vested Options

	78,794		*
Capital World Investors(16)
333 South Hope Street, 55th Floor
Los Angeles, CA 90071	22,961,700	Direct	6.5%
All current directors and executive officers as a group (20 persons)(17)	4,936,357		1.4%

*
Represents holdings of less than one percent.

(1)
"Vested Options" means options that may be exercised as of February 17, 2009.

(2)
Percentage ownership is calculated based upon 351,991,439 shares of Agilent common stock outstanding on December 19, 2008.

(3)
Includes 14,020 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Mr. Clark has voting power.

(4)
Consists of vested options gifted to Mr. Clark's Family LLC.

(5)
Includes 45,204 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Mr. Cullen has voting power.

(6)
Consists of shares held by Mr. Cullen's Family Limited Partnership.

(7)
Includes 6,296 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Mr. Herbold has voting power.

(8)
Includes 17,740 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Mr. Joss has voting power.

(9)
Includes 14,992 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Mr. Koh has voting power.

(10)
Mr. Koh is a board member of The William and Flora Hewlett Foundation. Mr. Koh shares voting power on grants only but he does not have any shared investment power as he is not a member of the investment committee. Mr. Koh disclaims any beneficial interest in the foregoing shares, because he has no pecuniary interest in the shares.

(11)
Includes 19,728 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Ms. Kunz has voting power.

(12)
Includes 15,008 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Dr. Lawrence has voting power.

(13)
Consists of shares held for the benefit of Dr. Lawrence's children in the Lawrence 2000 Irrevocable Trust of which Dr. Lawrence and his spouse are the trustees.

(14)
Consists of 38 shares held by Mr. Nordlund's oldest daughter and 76 shares total for which Mr. Nordlund is the custodian for his second daughter and son.

(15)
Includes 11,674 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Mr. Rand has voting power.

(16)
The address and number of shares of Agilent common stock beneficially owned by Capital World Investors is based on the Schedule 13G filed by this entity with the U.S. Securities and Exchange Commission on February 11, 2008. Capital World Investors, a division of Capital Research and Management Company ("CRMC"), reported sole voting power as to 4,275,900 shares and sole dispositive power as to 22,961,700 shares and that it is deemed to be the beneficial owner of 22,961,700 shares as a result of CRMC acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(17)
Includes 923,859 direct and indirect shares, and 4,012,498 vested options for a total of 4,936,357 shares held by executive officers not separately listed in this table.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, requires Agilent's directors, executive officers and holders of more than 10% of Agilent common stock to file reports with the SEC regarding their ownership and changes in ownership of Agilent stock. Agilent believes that during the 2008 fiscal year, its executive officers, directors and holders of 10% or more of our common stock complied with all Section 16(a) filing requirements with the following exceptions. The Form 3 for Saleem Odeh timely filed with the SEC on November 21, 2007 inadvertently omitted 25 shares of Agilent common stock held in Mr. Odeh's 401(k) plan account. An amended Form 3 was filed on May 23, 2008 to correct this omission. The Form 3 for Nicolas Roelofs timely filed with the SEC on November 21, 2007 inadvertently omitted 15,846 shares of restricted stock and restricted stock units. Amended Forms 3 were filed on May 23, 2008 and September 19, 2008 to correct these omissions. In making these statements, Agilent has relied upon examination of copies of Forms 3, 4 and 5 provided to Agilent and the written representations of its directors and officers.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Compensation Committee is responsible for Agilent's compensation philosophy, as well as making determinations regarding all forms of compensation for our named executive officers. The "Executive Compensation" section of this Proxy Statement presents the detailed compensation arrangements for our named executive officers for fiscal year 2008. For the fiscal year ended October 31, 2008, our named executive officers and their titles were as follows:

  •
  William P. Sullivan, President and Chief Executive Officer

  •
  Adrian T. Dillon, Executive Vice President, Finance and Administration and Chief Financial Officer

  •
  Ronald S. Nersesian, Vice President and General Manager of the Wireless Business Unit of the Electronic Measurement Group

  •
  Jean Halloran, Senior Vice President, Human Resources

  •
  D. Craig Nordlund, Senior Vice President, General Counsel and Secretary

        Fiscal year 2008 was a successful year for Agilent as a company, with revenues of $5.8 billion, up 7% compared to fiscal year 2007.

Compensation Philosophy

        The objectives of our executive compensation program are to:

  •
  align pay with performance;

  •
  keep overall compensation competitive with our peer group and the larger business market where applicable, and

  •
  ensure that we can recruit, motivate and retain executives in the larger marketplace.

        Executive compensation at Agilent is comprised of four basic elements.

        Base Salary.    Base salaries have historically accounted for 50% or less of total compensation for our executives. This element is intended to establish the minimum or base-line competitive compensation level that sits beneath the incentive compensation components.

        Discretionary Bonus.    The Compensation Committee may award discretionary bonuses in order to recognize outstanding individual performance or assist in the retention of key talent. No such awards were made in fiscal 2008.

        Short-Term Cash Incentives.    We use short-term cash performance incentives using both revenue growth and Return On Invested Capital ("ROIC") metrics to determine the short-term bonus payout. ROIC is a non-GAAP measure and defined as:

        (Income (loss) from operations—other (income) expense and taxes, annualized) / (Average of the 2 most recent quarter-end balances of assets—average of the 2 most recent quarter-end net current liabilities, revenue and operating profit at an enterprise-wide level for Agilent).

        Long-Term Incentives.    Long-term performance incentives are a combination of (1) regular stock options and (2) equity awards based on total shareholder return of Agilent vs. peer companies over a three-year period. This long-term incentive component has both a medium-term incentive with the three-year performance-based stock awards under our Long-term Performance

Program (the "LTP Program") as well as a longer-term incentive in the form of time-based stock option awards, which vest annually over a 4-year period and have a 10-year exercise term. For a technology company such as Agilent, we feel that a compensation perspective spanning a range of short-term to very long-term helps in retaining key executives. Our executive compensation program provides this range while also adding the security of competitive base salary and a good benefits package.

        Our target total rewards package for each named executive officer will vary based on (i) company performance measured against external metrics that correlate to long-term stockholder value, (ii) performance of the business organizations against specific targets, and (iii) individual performance measured against internal metrics. These performance measures form the basis of the Compensation Committee's decisions regarding each of our four principal elements of pay: base salary, discretionary bonuses, short-term incentive compensation and long-term incentive compensation, each of which is discussed in detail below.

Setting Objectives and Measuring Performance: Internal Metrics

        Each fiscal year, management engages in a planning process to establish internal performance measures, metrics and targets for the fiscal year consisting of (i) company performance, (ii) business unit level performance and (iii) individual performance. Company goals and metrics include revenue and profitability targets for the fiscal year. Business unit level performance goals and metrics are set by our CEO and include expense levels, ROIC and revenue growth and individual performance goals and metrics for Business Unit Vice Presidents include customer survey results as well as employee feedback on the company's leadership surveys. The CEO uses these goals, metrics and targets to evaluate the performance of each of the named executive officers, other than himself. Once company targets have been reviewed and approved by our full Board, they become the basis for the Compensation Committee's evaluation of executive performance and setting compensation levels for the then-current fiscal year based on that performance.

        Agilent uses an internal relative ranking system to evaluate the performance of all employees, including our named executive officers. Executive officers are ranked by the CEO based on three main components: delivering results, setting strategic direction and building organizational capability.

        Metrics used to assess individual performance are set at the enterprise level by the Compensation Committee for Mr. Sullivan, Mr. Dillon, Mr. Nordlund and Ms. Halloran. Each of the Business Unit and Sales Vice Presidents, including Mr. Nersesian, are measured against their respective business level metrics.

        The measures used at both the enterprise level and business unit level include:

  •
  Core measures: ROIC and revenue;

  •
  Diagnostic measures: orders, operating expenses, gross margin, operating margin, working capital (including inventory days and collections), headcount and total stockholder return;

  •
  Customer loyalty measures: Agilent customer loyalty index and customer satisfaction data;

  •
  Growth measures: Growth of business year-over-year by quarter, revenue added by merger and acquisition activity, as well as new product revenue and market share; and

  •
  Leadership measures: Scores on an employee survey index.

Setting Objectives and Measuring Performance: External Benchmarking

        At the beginning of each year, our Senior Vice President, Human Resources meets with the Compensation Committee's independent compensation consultant, currently Fredrick W. Cook & Co., Inc. ("F.W. Cook"). After discussion with our Senior Vice President, Human Resources, F.W. Cook recommends to the Compensation Committee a peer group of publicly traded high technology and measurement companies to use for benchmarking Agilent executives' compensation. For fiscal 2008, the Compensation Committee has chosen companies from the Standard & Poor's Index that we compete against in the marketplace and for executive talent. In selected industries, we recruit from a wider industry pool than just our competitors, and adjust compensation accordingly when required. The decision to use an external index was made beginning in 2006 in order to ensure that the comparator group of companies was defined by an independent externally managed source. In fiscal year 2008, the peer group consisted of 60 companies, including all companies in the S&P Information Technology Sector (other than those in the Software and Services Groups), the S&P Healthcare Equipment Group, and the S&P 500 Health Care Sector—Life Sciences Tools and Services Group, listed below. The companies in the S&P 500 Health Care Index Life Sciences Tools and Services Sector were added for fiscal year 2008 due to the creation of this new category in the S&P 500 Health Care Index and also because it contains some of Agilent's direct competitors. The S&P 500 constituent list is maintained by the S&P Index Committee, a team of Standard & Poor's economists and index analysts, who meet on a regular basis to evaluate additions and/or deletions to the list of companies in our selected peer group, based on Standard &Poor's published guidelines which are available on the website www.indices.standardandpoors.com. The change in the number of companies in our peer group is due to the fact that some companies within the index failed to meet one or more of Standard & Poor's criteria for index inclusion and as a result, were excluded from the S&P 500 list. Agilent uses the compensation information reported in the public filings of these companies to make our comparisons and adjusts the data to reflect the age of the reported information.

Advanced Micro Devices, Inc.	Covidien Limited	LSI Corporation	SanDisk Corporation
Altera Corporation	Dell, Inc.	Medtronic, Inc.	St Jude Medical, Inc.
Amphenol Corporation	EMC Corporation	MEMC Electronic Materials, Inc.	Stryker Corporation
Analog Devices Inc.	Harris Corporation	Microchip Technology, Inc.	Sun Microsystems, Inc.
Apple Inc.	Hewlett-Packard Company	Micron Technology, Inc.	Tellabs, Inc.
Applied Biosystems, Inc.	Hospira Inc.	Millipore Corporation	Teradata Corporation
Applied Materials, Inc.	Intel Corporation	Molex, Inc.	Teradyne, Inc.
Bard C R Inc.	International Business Machines Corporation	Motorola, Inc.	Texas Instruments, Inc.
Baxter International, Inc.	Intuitive Surgical, Inc.	National Semiconductor Corporation	Thermo Fisher Scientific, Inc.
Becton Dickinson & Company	Jabil Circuit, Inc.	NetApp, Inc.	Tyco Electronics Limited
Boston Scientific Corporation	JDS Uniphase Corporation	Novellus Systems, Inc.	Varian Medical Systems, Inc.
Broadcom Corporation	Juniper Networks, Inc.	NVIDIA Corporation	Waters Corporation
Ciena Corporation	KLA-Tencor Corporation	PerkinElmer, Inc.	Xerox Corporation
Cisco Systems, Inc.	Lexmark International, Inc.	QLogic Corporation	Xilinx, Inc.
Corning, Inc.	Linear Technology Corporation	Qualcomm, Inc.	Zimmer Holdings, Inc.

	Revenue (in millions) ($)	Market Capitalization on 11/06/2008 (in millions) ($)	Number of Employees as of 11/06/2008
25th Percentile	$1,874.77	$2,982.82	5,120
Median	$3,837.82	$5,223.51	12,400
75th Percentile	$10,443.25	$16,942.89	32,370

Agilent Technologies, Inc.	$5,420.00	$7,933.84	19,400

        We also use a compensation survey of executive total compensation prepared by the Radford Survey + Consulting, a unit of Aon Consulting, which provides compensation market intelligence to the technology and life sciences industries. The Radford survey is a total compensation survey that includes total direct compensation, including base salary, annual short-term incentive compensation and long-term incentive compensation and is widely used and known within the high technology industry. Over 60% of the companies in our peer group are included in the Radford survey. For the General Counsel and Senior Vice President, Human Resources positions, the Radford survey data is used by our independent compensation consultant for benchmarking those positions for which there is very little public comparator data available.

The Compensation Committee Process and the Role of Management

        To determine total compensation for the upcoming fiscal year, the Compensation Committee uses the performance ranking for the individual executive, reviews the peer group data from the Compensation Committee's independent consultant, and analyzes these measures against our business and strategic goals for the coming fiscal year. F.W. Cook makes recommendations that provide insight to market practices for the Committee's actions, but it does not make any specific compensation recommendations. The Compensation Committee determines the form and amount of compensation for all executive officers. For fiscal year 2008, F.W. Cook advised the Committee on a spectrum of matters, including but not limited to:

  •
  Criteria used to identify peer companies for executive compensation and performance metrics;

  •
  Evaluation of Agilent's total rewards program for the named executive officers and 7 other senior officers against similar positions at companies within our peer group and our business objectives;

  •
  Design changes to the short- and long-term incentive compensation plans for future years;

  •
  Competitiveness of Agilent's non-employee director compensation; and

  •
  Various other proposals presented to the Compensation Committee by management.

        For fiscal year 2008, the process for determining compensation also included a comprehensive review of detailed tally sheets for the CEO and other named executive officers. Tally sheets used for 2008 included all elements of executive compensation listed in the section under "Compensation Paid for Fiscal Year 2008".

        The CEO and the Senior Vice President, Human Resources consider the responsibilities, performance and capabilities of each of the named executive officers and what compensation package they believe will incent each to achieve the targeted results for Agilent. The analysis used is a combination of the market data based on our comparator group and the survey data mentioned above, performance against the targets, and overall performance assessment (resulting in a rank). The elements are used to determine if an increase is warranted and the amount and type of any increase for each of the total compensation components for the then-current fiscal year. After consulting with the Senior Vice President, Human Resources, the CEO makes compensation recommendations, other than for his own compensation, to the Compensation Committee at the first Compensation Committee meeting of the fiscal year. The Senior Vice President, Human Resources does not provide input on setting her own compensation.

        The Compensation Committee's process is also aided by an independent compensation consultant, currently F.W. Cook & Co., Inc., selected and retained by the Compensation Committee. The role of the independent compensation consultant is to measure and benchmark our executive officer compensation against certain peer group companies (described above) with respect to total compensation levels for positions comparable to our named executive officers and certain other positions. The independent compensation consultant recommends the appropriate range for base pay, discretionary bonuses, short-term incentive targets, and long-term incentive targets of the total compensation package. This information is reviewed and discussed at a Compensation Committee meeting. The consultant's information for compensation levels for the coming fiscal year is used by the Compensation Committee to establish salary, discretionary bonus, any short-term incentive, long-term incentive and stock awards for our CEO, CFO and each of the other named executive officers.

        The Compensation Committee is responsible for determining the final compensation package for each named executive officer. However, in making its decision, the Compensation Committee considers the recommendations of management, its independent compensation consultant and our full Board (except the input of the CEO for his own compensation).

CEO Compensation

        Agilent's Senior Vice President, Human Resources works directly with the Compensation Committee Chair to provide the data and framework and to answer questions related to the CEO's total compensation. The CEO is not involved in the process to set his compensation. The Compensation Committee establishes the CEO's compensation based on a thorough review of the CEO's performance that includes: (i) an objective assessment against agreed-to metrics set by the Compensation Committee; (ii) a self-evaluation by the CEO that the Compensation Committee discusses with the independent directors; and (iii) a qualitative evaluation of the CEO's performance that is developed by the independent directors, including each member of the Compensation Committee, in executive session. The CEO's total direct compensation package is reviewed annually by the Compensation Committee, which then presents its recommendation to the other independent directors. The Compensation Committee then makes the final determinations on compensation for the CEO.

Compensation Paid for Fiscal Year 2008

        In addition to our four principal pay elements (base salary, discretionary bonuses, short-term incentive compensation and long-term incentive compensation), executive compensation at Agilent consists of the following components:

  •
  Benefits

  •
  Health and welfare

  •
  Disability insurance

  •
  Life insurance

  •
  Financial counseling

  •
  Executive physical medical examination

  •
  Non-qualified deferred compensation

  •
  Pension plans

  •
  Change of control agreements

        For compensation paid to the named executive officers in fiscal year 2008, we targeted the 50th to the 75th percentile of peer group companies based on a recommendation from F.W. Cook for total compensation, as well as for each of the elements of compensation. The Compensation Committee chose this range in order to attract, retain and motivate our executives. With this pay positioning, the Compensation Committee believes the company will achieve above 50th percentile business performance against the comparator group.

        Our named executive officers' total compensation for fiscal year 2008 varied from 101% to 145% of target benchmark data for each position, measured from the 50th percentile, which means that the Compensation Committee looked at the benchmark data at the 50th percentile, measured each named executive officer's compensation against that data and set compensation levels for each named executive officer above or at the 50th percentile based on that named executive officer's overall performance ranking for fiscal year 2008.

        Our CEO's total compensation is approximately two times the total compensation of our CFO. Our Compensation Committee believes that based on market data, the CEO merits a larger total compensation package as a result of his significant additional responsibilities. The CEO's base salary in fiscal year 2008 was within our target of the 50th to the 75th percentile of the benchmark data of other CEOs in our comparator group of companies.

        For the CFO, the Compensation Committee considered peer group data for both the CFO and the COO positions when setting the total compensation for Mr. Dillon, in recognition of his additional job responsibilities that are more operational in nature and broader in scope than those of the average CFO. For fiscal year 2008, the CFO's total compensation was above the CFO benchmark data at both the 50th and 75th percentiles but below the 75th percentile of the COO benchmark data.

Chief Executive Officer	Other Named Executive Officers (Average)

        Our executives' total compensation packages reflect Agilent's philosophy of aligning pay with performance and rewarding top talent. Accordingly, approximately 89% of our CEO's total direct compensation and 78% of our named executive officers' total direct compensation (non-equity incentive plan payouts, stock awards and option awards) is "at-risk"—which means that our executives' compensation varies year on year depending on Agilent's revenue, return on invested capital, and stock price performance against our peers. Long-term incentive awards, which for fiscal year 2008 consisted primarily of stock options and performance-based stock awards, represent the largest element of pay for senior executives in order to encourage creation of lasting value for our stockholders by directly tying executive compensation to our success and our stockholders' interests.

Base Salary

        Our salaries reflect the responsibilities of each named executive officer, the competitive market for comparable professionals in our industry, and are set to create an incentive for executives to remain with Agilent. Salaries as well as our benefits packages are the components of our named executive officers' compensation packages that are fixed and do not vary with company performance. Base salaries of our named executive officers are set by considering the benchmark market data described above as well as the performance of the named executive officers.

Short-Term Cash Incentives

        The Agilent Technologies, Inc. Performance-Based Compensation Plan for Covered Employees ("Performance-Based Compensation Plan") applies to our named executive officers and provides the opportunity for cash awards every six months linked to specific business financial targets. Agilent has two major lines of business, the Electronic Measurement Group ("EMG") and the Life Sciences and Chemical Analysis Group ("LSCA"). The business and financial targets for each fiscal year half are set by the Compensation Committee at the beginning of each fiscal half, based on recommendations from management. After the Compensation Committee approves the calculations of performance against metrics for the fiscal year half, payouts, if any, are made in cash. Metrics and goals cannot be changed after they have been approved by the Compensation Committee. The Performance-Based Compensation Plan reflects our pay-for-performance philosophy and directly ties short-term incentives to short-term business performance.

        For fiscal year 2008, the Performance-Based Compensation Plan targets were based on ROIC goals and revenue goals. ROIC was chosen as a metric because the Compensation Committee believes it measures how efficiently and effectively management deploys capital. We believe that sustained ROIC levels greater than our cost of capital create wealth for our stockholders. Revenue was chosen because it places focus on our continued growth. To determine the payout, we use payout matrices for eligible individuals at the Agilent, or business unit level. The payout matrices link the two metrics (ROIC and Revenue) and contain all payout possibilities from threshold to the maximum of both the metrics. Bonuses were not paid unless the ROIC threshold was achieved. The Compensation Committee determined the goals and metrics based upon recommendations from the CEO and Senior Vice President, Human Resources. The target metrics set for our short-term incentives and their corresponding results were as follows:

	ROIC (%)						Revenue ($)
	First Half FY08			Second Half FY08			First Half FY08			Second Half FY08
	Target	Results	Achievement	Target	Results	Achievement	Target	Results	Achievement	Target	Results	Achievement
Agilent	25%	26%	Above Target	30%	30%	On Target	$2,823M	$2,849M	Above Target	$3,080M	$2,925M	Below Target
EMG	24%	24%	On Target	32%	30%	Below Target	$1,730M	$1,736M	Above Target	$1,854M	$1,740M	Below Target
LSCA	28%	28%	On Target	30%	29%	Below Target	$1,093M	$1,099M	Above Target	$1,226M	$1,179M	Below Target

        Our Compensation Committee set the monetary value of the fiscal year 2008 short-term incentive targets as a percent of base salary for each named executive officer. The Compensation Committee also considered the relative responsibility of each named executive officer. These levels of short-term incentives are designed to motivate the officers to achieve the business goals, to offer competitive compensation and to retain these individuals. Each named executive officer's short-term incentive target for fiscal year 2008 was set between 70% and 125% of base salary (depending on his or her position), as follows:

Fiscal Year 2008 Short-Term Incentive Payout Table*

	First Half FY08		Second Half FY08
Name	Target Award	Actual Award	Target Award	Actual Award
William P. Sullivan	125%	138.75%	125%	125%
Adrian T. Dillon	85%	94.35%	85%	85%
Ronald S. Nersesian	70%	75.78%	70%	44%
Jean Halloran	70%	77.70%	70%	70%
D. Craig Nordlund	70%	77.70%	70%	70%

*
The percentages set forth in this chart for each fiscal year half should be divided by two to reflect the target and actual awards for such fiscal year half.

        These targets were established with reference to the 50th to 75th percentile of comparable positions at companies in our peer group, as discussed above. Considering both short-term incentive and base salary together, the Compensation Committee confirmed that the total cash awards (the sum of both base salary and short-term incentive) were also targeted with reference to the same competitive positioning.

        Because Agilent as a whole met the ROIC targets in both halves of fiscal year 2008 and the revenue target in the first half of fiscal year 2008, the aggregate short-term incentive payouts for fiscal year 2008 were above 100% of the annual targets for Mr. Sullivan, Mr. Dillon, Ms. Halloran and Mr. Nordlund. Mr. Nersesian did not receive more than the annual short-term incentive target for the second half of 2008 as the EMG group failed to meet both the ROIC and revenue targets. The detailed payouts are provided in the "Non-Equity Incentive Plan Compensation" column in the "Summary Compensation Table".

Long-Term Incentives

        The Agilent long-term incentive program is designed to encourage creation of lasting value for our stockholders, retain qualified key employees, and build equity ownership among executives. By paying the awards in a combination of Agilent stock and stock options, the long-term rewards for executives are directly tied to our success in the creation and preservation of our stockholders' interests and long-term shareholder value.

Setting Targets for Long-Term Incentives

        We set a single long-term incentive target for each named executive officer each fiscal year, which is then delivered in two components: (i) a non-qualified stock option, and (ii) a potential stock award under our LTP Program. Shares for both awards are issued under the 1999 Stock Plan. The purpose of the option grants is to motivate executives to achieve business results, which in turn increase stockholder value. The LTP Program stock awards and stock options are intended to drive our key executives to envision and pursue longer-term strategies that will enhance our competitive position against our peer group over time. The target value of the long-term incentive award is determined at the beginning of the then-current fiscal year for each named executive officer position and is partially derived from the peer group data provided by the Compensation Committee's independent compensation consultant and data from the Radford survey. The target value also reflects the Compensation Committee's judgment on the relative role of each named executive officer's position within Agilent, as well as the performance of each named executive officer.

        For fiscal year 2008, the Compensation Committee approved long-term incentive value targets for each named executive officer, expressed as a monetary amount that approximated the estimate of the 50th to 75th percentile of long-term incentive awards for comparable executives at companies in our peer group. That monetary target was then converted into long-term incentive vehicles as follows:

  •
  Approximately half the value of the long-term award was in the form of a non-qualified stock option, which was valued based upon the Black-Scholes value using a 20-day average closing price of our common stock. The exercise price of the option was the fair market value (defined under our Stock Plan as the closing price of our common stock) on the date of grant, with annual vesting over 4 years and other provisions that have the same terms as stock options granted to non-executive employees.

  •
  The remaining value of the long-term award is a target stock award, delivered under the LTP Program, and determined by dividing the number of shares received under the non-qualified stock option (referenced above) by three. This methodology was adopted by our Compensation Committee in fiscal 2004 based on advice from our then compensation consultant, Mercer HR Consulting, and was ratified by our Compensation Committee, after consultation with F.W. Cook, as still valid when the target stock awards were set. The target stock award may be earned at the end of a three-year performance cycle if the established performance metrics are achieved, as further described below. The resulting final stock payout award may range from 0 to 200% of the originally set target and, if earned, is awarded in the form of unrestricted shares.

  •
  Targeting approximately half of the long-term incentive value in stock options and half of the value in performance shares keeps focus on stockholder value creation and Agilent's performance relative to its peers. In addition, the market data of our peer group supports this approach of delivering about half of the long-term incentive value in a stock option and half in a performance-based stock award.

	Number & Type of Award
Date of Award: Nov 19, 2007			Total Target Value of Long Term- Incentive Awards ($)
Name	Stock Options (#)	Performance Stock (#)
William P. Sullivan	231,092	77,031	$5,500,000
Adrian T. Dillon	96,639	32,213	$2,300,000
Ronald S. Nersesian	42,017	14,006	$1,000,000
Jean Halloran	39,076	13,025	$960,000
D. Craig Nordlund	33,613	11,204	$900,000

        The Compensation Committee has established rolling three-year performance periods for determining the stock awards under our LTP Program to focus executives on Agilent's relative stock performance as compared to our peers over each three-year cycle, using Agilent's Total Shareholder Return ("TSR") as our metric. As performance share grants are made each year and are subject to a three-year performance period, multiple performance share awards are outstanding simultaneously and payouts made in any particular fiscal year may not correspond with Agilent stock performance during the most recent fiscal year. The Compensation Committee also sets performance measures and objective business criteria metrics for achieving the target awards. The actual results are calculated at the end of the three-year performance period by the Compensation Committee's independent compensation consultant and are presented to the

Compensation Committee for review and certification of achievement of results. The Compensation Committee determines the final awards, if any.

Actual Long-Term Incentives Payout for Fiscal 2008

        After considering market practice and consulting with its independent compensation consultant, the Compensation Committee determined the following relationship of TSR performance and the final stock payout for the performance period of fiscal year 2006 to 2008:

Performance	Payout as a % of Target
Below 25th Percentile Rank (threshold)	0%
25th Percentile Rank	25%
50th Percentile Rank (target)	100%
75th Percentile Rank and Above	200%

        The threshold for receipt of any performance stock awards is based on market data from those peer companies with TSR as a performance metric. These performance stock awards are completely "at-risk" compensation because Agilent's performance must be at or above the 25th percentile in order for the individuals to receive a payout. The performance stock will then pay out linearly between each set of data points between:

  •
  The 25th percentile and the 50th percentile; and

  •
  The 50th percentile and below the 75th percentile.

        For purposes of these determinations, relative "TSR" reflects (i) the aggregate change in the 20-day average closing price of Agilent's stock versus each of the companies in Agilent's peer group, and (ii) the value (if any) returned to shareholders in the form of dividends or similar distributions, assumed to be reinvested on a pre-tax basis, each at the beginning and the end of the three-year performance period.

        The individual long-term incentive award targets set at the beginning of fiscal year 2006 for the fiscal year 2006 through fiscal year 2008 performance period ("FY06-FY08") were between 100% and 154% of the target benchmark data. The specific targets are listed in the "Fiscal Year 2006-2008 LTP Program Payout Table" below.

        This Proxy Statement also reports the shares awarded for the FY06-FY08 performance period in the table "Option Exercises and Stock Vested at Fiscal Year-End" in the Performance Awards columns. The payout of these awards was made in November 2008 for the performance period concluded October 31, 2008 and represented a payout of 138% of the target awards.

        The table below sets forth the targeted number of shares for the performance period FY06-FY08 and the share payout that resulted from achieving the 59.6th percentile for TSR as compared to companies in our peer group during the performance period:

Fiscal Year 2006 - 2008 LTP Program Payout Table

Name	Target Awards (Shares)	Nov-08 Payout at 138% (Shares)	Payout at 138% ($)*
William P. Sullivan	74,770	103,182	1,960,458
Adrian T. Dillon	37,805	52,170	991,230
Ronald S. Nersesian	7,000	9,660	183,540
Jean Halloran	12,391	17,099	324,881
D. Craig Nordlund	11,551	15,940	302,860

    *
    Reflects the November 18, 2008 closing price of Agilent common stock.

Equity Grant Practices

        The Compensation Committee generally makes grants of stock awards to our named executive officers at the first Compensation Committee meeting at the beginning of our fiscal year. Awards are neither timed to relate to the price of Agilent's stock nor timed to coordinate with the release of material non-public information although awards are generally given when Agilent's trading window is open. Awards to current employees are generally granted effective the date of the Compensation Committee meeting. Awards to new employees, including potential named executive officers, are typically made at the next regularly scheduled Compensation Committee meeting following the employee's start date.

Benefits

        The Agilent global benefits philosophy is to provide named executive officers with protection and security through health and welfare, retirement, disability insurance and life insurance programs. During fiscal year 2008, the CEO and other named executive officers were eligible to receive the same benefits that are generally available to other Agilent employees.

        In addition to the company-wide benefits, Agilent's named executive officers have company-paid financial counseling through a third party service to assist with their personal finances. This service is provided to help our named executive officers manage processes that can be sensitive and time consuming. Named executive officers are also provided an executive physical examination, for which we cover the costs that are not otherwise covered under the executive's chosen health plan. We believe that the executive physical is a prudent measure to help ensure the health of our executives. Both the financial counseling and the executive physicals are benefits provided by our comparator companies and are available at a low, group cost to Agilent.

        Other than the financial counseling and the executive physicals (which are available for all of our executives, not only our named executive officers) mentioned above, there are no special perquisites for our named executive officers except for the occasional use by executive officers of company drivers to transport them and their family members to the airport for personal travel.

Deferred Compensation

        Our named executive officers are eligible to voluntarily defer base salary, short-term incentives in the form of awards under the Performance-Based Compensation Plan and long-term incentives in the form of stock awards under the LTP Program. The deferrals are made through our 2005 Deferred Compensation Plan which allows executives and other eligible employees to defer taxation on their voluntary deferrals, in excess of Internal Revenue Code limits. This is a common benefit arrangement offered by our peer companies.

        Deferral elections may be made annually and are part of overall tax planning for many executives. There are several investment options available under the Plan, which mirror the investment choices under our tax-qualified 401(k) Plan, with the exception of Agilent's common stock which is not available under the Plan. All investment choices are made by the participant. Based on market performance, dividends and interest are credited to participants' accounts from the funds that the participant has elected.

        At the time participation is elected, employees must also elect payout in either of two forms, both of which can be delayed by an additional one, two or three years following termination):

  1.
  a single lump sum payment; or

  2.
  five to fifteen year annual installments.

        Payouts are distributed to eligible participants in January of the year following termination, if termination occurs during the first six months of the calendar year. Otherwise, payouts are distributed to eligible participants in July of the year following termination where termination occurs during the second half of the calendar year. No early distributions or withdrawals are allowed. When and if received, a participant in the LTP Program may elect to defer his or her shares through our 2005 Deferred Compensation Plan. If that election is made, the LTP Program shares are deferred in the form of Agilent common stock only and do not earn additional returns. At the end of the deferral period, the LTP Program shares are simply released to the executive. Agilent has allowed its named executive officers to make a one-time change to deferral elections made after January 1, 2005 in fiscal year 2008 pursuant to the phase-in provisions of Section 409A of the Internal Revenue Code.

        These benefits are set forth in the section entitled "Non-Qualified Deferred Compensation in Last Fiscal Year" below and the narrative descriptions accompanying this section.

Pension Plans

        We provide a pension plan, the Agilent Technologies, Inc. Retirement Plan ("Retirement Plan"), to our named executive officers, as well as other Agilent employees, as a means for long-term retention and retirement benefits. The Retirement Plan is an important benefit provided by Agilent that is not generally available within the high-technology sector and differentiates Agilent from many of our peer companies. In addition, we provide the Agilent Technologies, Inc. Supplemental Benefit Retirement Plan (the "Supplemental Benefit Retirement Plan") to our named executive officers and other Agilent employees. The Supplemental Benefit Retirement Plan is an unfunded, non-qualified pension plan which pays amounts that would otherwise be due under the Retirement Plan, but which are limited under the tax-qualified Retirement Plan by Internal Revenue Code regulations.

        Additionally, Agilent provides the Agilent Technologies, Inc. Deferred Profit-Sharing Plan (the "Deferred Profit-Sharing Plan") that provides certain amounts to our named executive officers who provided services to our predecessor company, Hewlett-Packard Company ("Hewlett-Packard"), prior to November 1, 1993.

        These benefits are set forth in the table entitled "Pension Benefits" below and the narrative descriptions accompanying this table.

Policy Regarding Compensation in Excess of $1 Million a Year

        Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to our CEO and the three other most highly compensated named executive officers employed at the end of the year (other than our CFO). Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is "performance based" as defined in Section 162(m) of the Code. Our Compensation Committee considers the impact of Section 162(m) in setting and determining executive compensation because it is concerned with the net cost of executive compensation to Agilent (i.e., taking into account the tax treatment of the compensation), and its ability to effectively administer executive compensation in the long-term interests of stockholders. As a result, most of Agilent's compensation programs are designed to qualify for deductibility under Section 162(m), including but not limited to, the Performance-Based Compensation Plan and LTP Program. The short-term cash incentive awards for fiscal year 2008 and the long-term incentive awards described above are determined under the Performance-Based Compensation Plan and the LTP Program, respectively, and are intended to comply with the exception for performance-based compensation under Section 162(m). These short-term cash performance awards are based on Agilent's achievement of ROIC and revenue goals and long-term incentive performance awards are based on Agilent's achievement of TSR goals, in each case established by the Compensation Committee at the beginning of the applicable performance period and the Compensation Committee cannot adjust the awards after they are granted. Of course, in order to maintain flexibility in rewarding individual performance and contributions, the Compensation Committee will not limit all the amounts paid under all of Agilent's compensation programs to just those that qualify for tax deductibility.

Stock Ownership Guidelines

        Our stock ownership guidelines are designed to encourage our named executive officers and other executive officers to achieve and maintain a significant equity stake in Agilent and more closely align his or her interests with those of our stockholders. The guidelines provide that the CEO, CFO and other executive officers should accumulate and hold, within five years from election to their executive officer positions, an investment level in Agilent's stock equal to a specified multiple of their annual base salary. In addition, each named executive officer must directly own a certain level of shares of Agilent stock. The investment level as a multiple of annual base salary and direct ownership guidelines are set forth below:

Level	Investment Level = Multiple of Annual Base Salary	Direct Ownership of Agilent Stock (# of Shares)
CEO	5X	20,000
CFO	3X	15,000
All other executive officers	3X	10,000

        An annual review is conducted to assess compliance with the guidelines. By the end of fiscal year 2008, all of our named executive officers had either met or were on track to reach their stock ownership guideline requirements within the applicable timeframe.

Termination and Change of Control

        The Compensation Committee adopted change of control agreements in order to keep executive officers focused on the best interests of stockholders at a time that would otherwise cause lack of focus due to personal economic exposure and extreme turmoil for Agilent. They are designed to provide some measure of protection to the named executive officers so that they are not distracted by their personal, professional and financial situations at a time when Agilent needs them to remain focused on their responsibilities, Agilent's best interests and those of all its stockholders. Consistent with the practice of a substantial number of companies in our peer group, these agreements provide for a "double trigger" payout only in the event there is a change in control and the executive officer is either terminated from his or her position or moved into a position that represents a substantial change in responsibilities within a limited period of time after the transaction (i.e. these agreements do not become operative unless both events occur).

        In 2008, the Committee entered into new Change of Control Agreements based on new Section 16 appointments and other individual changes in job levels and certain changes to the tax code required by Section 409A of the Code. Prior to entering into additional Change of Control Agreements, the Company conducted reviews of the agreements from a market standard perspective as well as a legal perspective. Based upon this review, the Company entered into revised Change of Control Agreements which:

  •
  Eliminated the non-compete provision in all the Change of Control Agreements,

  •
  Changed the salary continuation payout from 6-month installments to one lump-sum payout after a "double trigger" Termination Event; and

  •
  Changed the benefits continuation to be in line with the salary continuation payout as a one-time lump-sum payout.

        Potential payments to our named executive officers in the event of a change of control under our revised Change of Control Agreements are reported in the "Termination and Change of Control Table".

        In addition, we have a Workforce Management Program in place that is applicable to all Agilent's employees, including the named executive officers. Although employment security is tied to competitive realities as well as individual results and performance, from time to time business circumstances will dictate the need for Agilent to reduce its workforce. The Workforce Management Program is intended to assist employees affected by restructuring by providing transition income in the form of severance benefits.

COMPENSATION COMMITTEE REPORT

        Agilent's executive compensation program is administered by the Compensation Committee of the Board (the "Compensation Committee"). The Compensation Committee, which is composed entirely of independent, non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the executive officers. In this regard, the Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in Agilent's 2008 Annual Report on Form 10-K and in this Proxy Statement.

Submitted by:

Compensation Committee

David M. Lawrence, M.D., Chairperson
Paul N. Clark
Koh Boon Hwee
A. Barry Rand

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information regarding compensation and benefits earned by (i) our President and Chief Executive Officer, (ii) our Executive Vice President, Finance and Administration, and Chief Financial Officer, (iii) the three other mostly highly compensated executive officers of Agilent during fiscal year 2007 and 2008. However, fiscal year 2007 information for Mr. Nersesian is not provided because he was not a named executive officer of Agilent during fiscal year 2007.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($) (2)(3)(5)	Option Awards ($) (2)(4)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
William P. Sullivan	2008	$986,667	$0	$3,735,976	$2,723,847	$1,305,563	$385,487	$28,537	$9,166,077
President and Chief	2007	$946,874	$650	$10,256,517	$2,737,812	$618,846	$404,287	$43,362	$15,008,348
Executive Officer
Adrian T. Dillon	2008	$699,996	$0	$1,638,617	$895,120	$627,775	$116,294	$24,114	$4,001,916
Executive Vice President,	2007	$699,996	$525,100	$4,153,003	$700,146	$322,993	$121,130	$544,446	$7,066,814
Finance and
Administration and
Chief Financial Officer
Ronald S. Nersesian	2008	$397,875	$0	$469,569	$267,038	$239,050	$79,307	$24,523	$1,477,363
Vice President, General
Manager, Wireless
Business Unit
Jean Halloran	2008	$399,996	$0	$631,708	$515,507	$295,400	$59,131	$23,235	$1,924,977
Senior Vice President,	2007	$399,996	$0	$2,073,532	$669,785	$141,139	$61,280	$34,865	$3,380,597
Human Resources
D. Craig Nordlund	2008	$425,004	$0	$543,390	$396,191	$313,863	$(1,683)	$22,622	$1,699,388
Senior Vice President,	2007	$425,004	$650	$1,729,136	$348,259	$149,963	$(2,495)	$35,440	$2,685,957
General Counsel and
Secretary

(1)
None of the executive officers received any service awards or bonuses for fiscal year 2008.

(2)
Reflects the expense recognized for financial statement reporting purposes for fiscal year 2008 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" (SFAS No. 123(R)) ("FAS 123(R)"). The assumptions used in calculating the expense include the following: fair value, volatility, risk free rate of return, expected term and dividend, which are provided in additional detail in the table below.

(3)
Amounts consist of expenses relating to multiple performance share awards that are outstanding simultaneously for each named executive officer under the LTP Program as described in "Compensation Discussion and Analysis—Long-Term Incentives."

(4)
Amounts consist of expenses relating to option awards granted under the 1999 Stock Plan granted at an exercise price equal to the closing price of Agilent common stock on the date of grant.

(5)
The expenses listed in these columns include expenses for stock awards and options awarded in accordance with the LTP Program, as shown in the table below.

(6)
Amounts consist of bonuses earned by the named executive officers during fiscal year 2008 under the Performance-Based Compensation Plan for Covered Employees.

(7)
Amounts represent the change in pension value for the following Agilent sponsored pension plans: Agilent Technologies, Inc. Deferred Profit-Sharing Plan, Agilent Technologies, Inc. Retirement Plan and Agilent Technologies, Inc. Supplemental Benefit Retirement Plan.

(8)
Amounts reflect (i) the maximum $9,200 contributions allocated by Agilent to each of the named executive officers pursuant to the Agilent Technologies, Inc. 401(k) Plan, (ii) $16,885 for Mr. Sullivan, $12,930 for Mr. Dillon, $13,945 for Mr. Nersesian, $12,930 for Ms. Halloran, and $12,930 for Mr. Nordlund for services incurred from The Ayco Company, LP, the provider designated by Agilent to provide financial counseling services to our named executive officers, (iii) travel expenses fees of $1,702 for Mr. Sullivan, $984 for Mr. Dillon, $378 for Mr. Nersesian, $605 for Ms. Halloran and $492 for Mr. Nordlund for use of Agilent drivers and vehicles for personal travel to the airport, and (iv) reimbursement of $750 for Mr. Sullivan, $1,000 for Mr. Dillon, $500 for Ms Halloran and $1,000 for Mr. Nersesian for contribution to a health savings account.

        The following table itemizes the fiscal year 2008 expense recorded for the "Stock Awards" and "Option Awards" columns of the "Summary Compensation" table.

Long Term Incentive Awards
	FY04 - FY06		FY05 - FY07		FY06 - FY08		FY07 - FY09		FY08 - FY010
Name	Stock Awards	Option Awards	Stock Awards	Option Awards	Stock Awards	Option Awards	Stock Awards	Option Awards	Stock Awards	Option Awards
William P. Sullivan	$0	$0	$0	$0	$0	$0	$0	$0	$3,735,976	$2,723,847
Adrian T. Dillon	$0	$2,912	$0	$46,984	$592,003	$281,930	$552,303	$296,928	$494,311	$266,366
Ronald S. Nersesian	$0	$7,620	$0	$17,492	$122,390	$55,012	$132,256	$71,103	$214,923	$115,812
Jean Halloran	$0	$1,241	$0	$2,366	$0	$14,887	$0	$36,431	$631,708	$460,583
D. Craig Nordlund	$0	$0	$0	$0	$0	$0	$0	$0	$543,390	$396,191

        Expenses for Messrs. Sullivan and Nordlund for option awards were accrued during the initial year that the options were granted since each is eligible for retirement under Agilent's retirement policy and such retirement would result in the acceleration of the unvested portions of these grants in such year in accordance with FAS 123(R). As a result, the above table does not show option award expenses for FY04-FY06, FY05-FY07, FY06-FY08 and FY07-FY09, because they were expensed in prior years. We did not make any performance stock awards to any named executive officers until fiscal 2006.

FAS 123(R) and FAS 123 Assumptions

        The following table sets forth the FAS 123(R) assumptions used in 2008 and 2007 and the FAS 123 assumptions used in 2006, 2005 and 2004 in the calculation of the stock awards and option awards presented in our "Summary Compensation Table." For all periods presented, the fair value of share-based awards for employee stock options awards and employee stock purchases made under our ESPP was estimated using the Black-Scholes option pricing model. In 2008, 2007 and 2006, shares granted under the LTP were valued using a Monte Carlo simulation. In 2005 and 2004, shares granted under the LTP were valued using the variable accounting method under APB No. 25. In 2008 and 2007, the estimated fair value of restricted stock united awards was determined based on the market price of our common stock on the date of grant.

	Years Ended October 31,
	2008	2007	2006	2005	2004
Stock Option Plans:
Weighted average risk-free interest rate	3.20%	4.60%	4.45%	3.40%	3.22%
Dividend yield	0%	0%	0%	0%	0%
Weighted average volatility	33%	30%	26%	39%	60%
Expected life	4.6 yrs	4.6 yrs	4.25 yrs	4 yrs	5.5 yrs
LTP:
Volatility of Agilent shares	27%	31%	28%	N/A	N/A
Volatility of selected peer-company shares	17%-52%	15%-57%	23%-82%	N/A	N/A
Price-wise correlation with selected peers	24%	29%	50%	N/A	N/A

Grants of Plan-Based Awards in Last Fiscal Year

        The following table sets forth certain information regarding grants of plan-based awards to each of our named executive officers during fiscal year 2008. For more information please refer to the "Compensation Discussion and Analysis".

	Grants of Plan-Based Awards in Fiscal Year 2008
								All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
									All Other Stock Awards (#)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
William P. Sullivan	11/19/2007	$123,750	$1,237,500	$2,475,000	$689,427	$2,757,710	$5,515,420	231,092	—	$35.80	$2,723,847
Adrian T. Dillon	11/19/2007	$59,500	$595,000	$1,190,000	$288,306	$1,153,225	$2,306,451	96,639	—	$35.80	$1,139,069
Ronald S. Nersesian	11/19/2007	$28,000	$280,000	$560,000	$125,354	$501,415	$1,002,830	42,017	—	$35.80	$495,248
Jean Halloran	11/19/2007	$28,000	$280,000	$560,000	$116,574	$466,295	$932,590	39,076	—	$35.80	$460,583
D. Craig Nordlund	11/19/2007	$29,750	$297,500	$595,000	$100,276	$401,103	$802,206	33,613	—	$35.80	$396,191

(1)
Reflects the value of the potential payout targets for fiscal year 2008 pursuant to the annual award program under Agilent's Performance-Based Compensation Plan. Actual payout amounts under this plan are disclosed in the "Summary Compensation Table."

(2)
Reflects the value of potential payout of the target number of performance shares granted in fiscal year 2008 for the FY08 through FY10 performance period under Agilent's LTP Program. Actual payout of these awards, if any, will be determined by the Compensation Committee after the end of the performance period depending on whether the performance criteria set forth in Agilent's LTP Program were met. Payout, if any, will be in the form of Agilent common stock. Please see section entitled "Long-Term Incentives" for disclosure regarding material terms of the LTP Program.

(3)
Reflects options granted in fiscal year 2008 under the 1999 Stock Plan in accordance with Agilent's long-term incentive goals as described in the "Compensation Discussion and Analysis—Long-Term Incentives." Such options vest at 25% per year over four years.

(4)
Reflects the closing price of our common stock as of October 31, 2008.

 Outstanding Equity Awards at Fiscal Year-End

        The following table provides information on the current holdings of options, restricted stock awards and restricted stock units by our named executive officers as of October 31, 2008.

Outstanding Equity Awards at Fiscal Year 2008 Year-End
		Option Awards(1)						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Vesting Date (2)	Option Expiration Date	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William P. Sullivan	12/14/2000	210,029	0	n/a	$56.04		12/13/2010
	11/26/2001	315,044	0	n/a	$24.45		11/25/2011
	11/18/2003	89,262	0	n/a	$27.16	11/18/2004	11/17/2013
	11/16/2004	100,419	33,474	n/a	$21.72	11/16/2005	11/15/2014
	3/1/2005	16,933	5,645	n/a	$23.16	3/1/2006	2/28/2015
	11/15/2005	112,155	112,156	n/a	$33.04	11/15/2006	11/14/2015
	11/15/2006	62400	187,200	n/a	$33.14	11/15/2007	11/14/2016
	11/19/2007	0	231,092	n/a	$35.80	11/19/2008	11/18/2017
	11/17/2005							74,770	$1,659,146
	11/15/2006							83,200	$1,846,208
	11/19/2007							77,031	$1,709,318
Total		906,242	569,567					235,001	$5,214,672
Adrian T. Dillon	12/3/2001	210,029	0	n/a	$26.00		12/2/2011
	11/19/2002	262,536	0	n/a	$15.14		11/18/2012
	11/18/2003	56,707	0	n/a	$27.16	11/18/2004	11/17/2013
	11/16/2004	63,008	21,003	n/a	$21.72	11/16/2005	11/15/2014
	11/15/2005	56,707	56,708	n/a	$33.04	11/15/2006	11/14/2015
	11/15/2006	26100	78,300	n/a	$33.14	11/15/2007	11/14/2016
	11/19/2007	0	96,639	n/a	$35.80	11/19/2008	11/18/2017
	11/17/2005							37,805	$838,893
	11/15/2006							34,800	$772,212
	11/19/2007							32,213	$714,806
Total		675,087	252,650					104,818	$2,325,911
Ronald S. Nersesian	6/17/2002	6,563	0	n/a	$23.54		6/16/2012
	1/26/2004	26,253	0	n/a	$31.93	1/26/2005	1/25/2014
	1/24/2005	6,563	6,564	n/a	$20.62	1/24/2006	1/23/2015
	1/17/2006	10,501	10,501	n/a	$31.93	1/17/2007	1/16/2016
	11/15/2006	6,250	18,750	n/a	$33.14	11/15/2007	11/14/2016
	11/19/2007	0	42,017	n/a	$35.80	11/19/2008	11/18/2017
	1/17/2006							7,000	$155,330
	11/15/2006							8,333	$184,909
	11/19/2007							14,006	$310,793
Total		56,130	77,832					29,339	$651,032

Outstanding Equity Awards at Fiscal Year 2008 Year-End
		Option Awards(1)						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Vesting Date (2)	Option Expiration Date	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jean Halloran	2/12/1999	7,288	0	n/a	$41.63		2/11/2009
	11/18/1999	97,661	0	n/a	$28.57		11/17/2009
	12/14/2000	63,008	0	n/a	$56.04		12/13/2010
	11/26/2001	157,522	0	n/a	$24.45		11/25/2011
	11/19/2002	40,014	0	n/a	$15.14		11/18/2012
	11/18/2003	24,153	0	n/a	$27.16	11/18/2004	11/17/2013
	11/16/2004	20,083	6,695	n/a	$21.72	11/16/2005	11/15/2014
	11/15/2005	18,640	18,640	n/a	$33.04	11/15/2006	11/14/2015
	11/15/2006	10212	30,638	n/a	$33.14	11/15/2007	11/14/2016
	11/19/2007	0	39,076	n/a	$35.80	11/19/2008	11/18/2017
	11/17/2005							12,391	$274,956
	11/15/2006							13,600	$301,784
	11/19/2007							13,025	$289,025
Total		438,581	95,049					39,016	$865,765
D. Craig Nordlund	2/12/1999	18,221	0	n/a	$41.63		2/11/2009
	11/18/1999	5,706	0	n/a	$28.57		11/17/2009
	11/18/1999	93,027	0	n/a	$28.57		11/17/2009
	12/3/1999	21,002	0	n/a	$42.86		12/2/2009
	12/14/2000	78,761	0	n/a	$56.04		12/13/2010
	11/26/2001	75,516	0	n/a	$24.45		11/25/2011
	11/19/2002	105,014	0	n/a	$15.14		11/18/2012
	11/18/2003	24,153	0	n/a	$27.16	11/18/2004	11/17/2013
	11/16/2004	22,446	7,483	n/a	$21.72	11/16/2005	11/15/2014
	11/15/2005	17,432	17,432	n/a	$33.04	11/15/2006	11/14/2015
	11/15/2006	7937	23,813	n/a	$33.14	11/15/2007	11/14/2016
	11/19/2007	0	33,613	n/a	$35.80	11/19/2008	11/18/2017
	11/17/2005							11,551	$256,317
	11/15/2006							10,600	$235,214
	11/19/2007							11,204	$248,617
Total		469,215	82,341					33,355	$740,147

(1)
Pursuant to the anti-dilution provisions in Agilent's 1999 Stock Plan, the number of shares and exercise prices related to the listed stock options with grant dates prior to November 1, 2006 were adjusted to maintain their aggregate economic value in connection with the spin-off of Verigy on October 31, 2006.

(2)
Each option is exercisable in four equal annual installments beginning on the first anniversary of the date of the grant. The date shown in this column reflects the first vesting date.

(3)
Amounts reflect multiple unvested performance share awards that are outstanding simultaneously as of the end of fiscal year 2008 for each named executive officer under the LTP Program. See the "Compensation Discussion and Analysis."

 Option Exercises and Stock Vested at Fiscal Year-End

        The following table sets forth information on stock option exercises and stock vesting in fiscal year 2008 and the value realized on the date of exercise, if any, by each of our named executive officers.

Option Exercises and Stock Vested in Fiscal Year 2008
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Awards Acquired Upon Vesting (#)(1)	Value Realized on Vesting ($)(2)
William P. Sullivan	219,390	$1,729,441	303,758	$8,820,157
Adrian T. Dillon	0	$0	159,284	$4,654,529
Ronald S. Nersesian	0	$0	9,660	$183,540
Jean Halloran	65,000	$1,421,725	51,753	$1,510,048
D. Craig Nordlund	0	$0	54,794	$1,631,667

(1)
Amounts reflect the aggregate of (i) performance shares granted in our fiscal year 2005 pursuant to Agilent's LTP Program for fiscal year 2005 through fiscal year 2007 ("FY05-FY07") performance period and paid out in fiscal year 2008 as follows: Mr. Sullivan, 200,576 shares, Mr. Dillon, 107,114 shares, Mr. Nersesian, 0 shares, Ms. Halloran, 34,654 shares, and Mr. Nordlund, 38,854 shares, and (ii) performance shares granted in fiscal year 2006 pursuant to the LTP Program for the FY06-FY08 performance period and paid out in fiscal year 2008 as follows: Mr. Sullivan, 103,182 shares, Mr. Dillon, 45,649 shares, Mr. Nersesian, 9,660 shares, Ms. Halloran, 17,099 shares, and Mr. Nordlund, 15,940 shares.

(2)
The market value of these awards is based on a 20-day average closing price of Agilent's common stock on the release dates as follows: (i) FY05-FY07 performance period released on November 14, 2007 include the following: Mr. Sullivan, $6,859,699, Mr. Dillon $3,663,299, Mr. Nersesian $0, Ms. Halloran $1,185,167, and Mr. Nordlund $1,328,807, and (ii) FY06-FY08 performance period released on November 18, 2008 include the following: Mr. Sullivan $1,960,458, Mr. Dillon $991,230, Mr. Nersesian $183,540, Ms. Halloran $324,881, and Mr. Nordlund $302,860. This methodology was adopted by our Compensation Committee in fiscal 2004 based on advice from our then compensation consultant, Mercer HR Consulting.

Pension Benefits

        The following table shows the estimated present value of accumulated benefits payable including years of credited service payable on retirement to our named executive officers under the Deferred Profit-Sharing Plan ("DPSP"), the Retirement Plan and the Supplemental Benefit Retirement Plan. To calculate the number of years of an eligible employee's service, the pension plans will bridge each eligible employee's service, if any, with Hewlett-Packard Company to that eligible employee's service with Agilent; the years of service will reflect employment service from both Hewlett-Packard and Agilent. The cost of all three plans is paid entirely by Agilent. The present value of accumulated benefit is calculated using the assumptions under Statement of Financial Accounting Standards No. 87, "Employers Accounting for Pensions" ("SFAS 87") for the fiscal year end measurement (as of October 31, 2008). The present value is based on a lump sum interest rate of 6.00%, DPSP rate of return of 7.5% and lump sum mortality that is determined from Revenue Ruling 2007-67 (PPA2008). See also Note 14 to Agilent's consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended October 31, 2008, as filed with the SEC on December 19, 2008.

Pension Benefits
		Agilent Technologies, Inc.
					Number of Years of Service (#)	Present Value of Accumulated Benefit ($)
Name	Eligible for Full Retirement Benefits?	Deferred Profit-Sharing Plan ($)	Retirement Plan($)	Supplemental Benefit Plan ($)			Payments During Last Fiscal Year ($)
William P. Sullivan	Yes	$557,480	$402,093	$3,154,635	30	$4,114,209	$4,114,209
Adrian T. Dillon	No	$0	$209,097	$539,136	7	$748,233	$748,233
Ronald S. Nersesian	No	$0	$175,806	$135,408	6	$311,214	$311,214
Jean Halloran	Yes	$395,394	$465,278	$889,612	28.6	$1,750,284	$1,750,284
D. Craig Nordlund	Yes	$780,167	$395,972	$795,005	30	$1,971,143	$1,971,143

  Retirement Plan

        The Retirement Plan guarantees a minimum retirement benefit in the form of monthly payment beginning at the normal age (age 65) set forth in the Retirement Plan. This benefit is calculated using a formula that is based on the employees highest average pay rate (based on the highest average earnings in any 20 consecutive fiscal quarters), final average compensation (the lesser of (i) the final 12 consecutive fiscal quarters' earnings up to the social security wage base and (ii)covered compensation, which is the 35 year average of the social security wage bases ending in the year of social security retirement), and the total years of credited service at Agilent and Hewlett-Packard (up to a maximum of 30 years).

        The monthly retirement benefit beginning at age 65 (or later if retired after age 65) is determined as follows:

[1.5% × highest average pay rate × years of credited service] - [0.6% × final average compensation × years of credited service]

        The reduction based on 0.6% of the final average compensation recognizes Agilent's contribution through payroll taxes towards social security benefits; although it does not represent the actual amount of the social security benefit an employee will receive.

        Benefits under the Retirement Plan are payable at the normal retirement age set forth in the plan (age 65) or upon termination or retirement, if later, and as either a) a single life annuity for single participants or as b) a 50% joint and survivor annuity for married participants. However, a participant may elect to receive payments at any time following termination or retirement and in the above forms or as an actuarially equivalent option form (75% or 100% joint and survivor annuities or as a one-time lump sum payment). Payments made prior to age 65 will be reduced in accordance with the plan provisions.

        All regular full-time or regular part-time employees automatically become participants in the Retirement Plan on the May 1 or November 1 following completion of two years of service.

  Deferred Profit-Sharing Plan

        The Deferred Profit-Sharing Plan is a closed, defined contribution plan. The Deferred Profit-Sharing Plan was created by Hewlett-Packard and covers participants' service with Hewlett-Packard before November 1, 1993 and is used as a floor offset for the Retirement Plan for service prior to November 1, 1993. There have been no contributions into the plan since October 31, 1993.

        For service prior to November 1, 1993 (if any), the benefit due is the greater of (i) the benefit defined by the Retirement Plan formula, and (ii) the annuity value of the Deferred Profit-Sharing Plan account balance. Therefore, for service prior to November 1, 1993, the Retirement Plan guarantees a minimum retirement benefit.

        Benefits under the Deferred Profit-Sharing Plan are payable at the plan's normal retirement age (age 65) or upon termination or retirement, if later, and as either (i) a single life annuity for single participants, or (ii) a 50% joint and survivor annuity for married participants. However, a participant may elect to receive payments at any time following termination or retirement and in the above forms or as 75% or 100% joint and survivor annuities or as a one-time lump sum payment.

  Supplemental Benefit Retirement Plan

        The Supplemental Benefit Retirement Plan is unfunded and not qualified for tax purposes. Benefits payable under this plan are equal to the excess of the amount that would be payable in accordance with the terms of the Retirement Plan disregarding the benefit and compensation limitations imposed pursuant to sections 415 and 401(a)(17) of the Internal Revenue Code over the amount due under the Retirement Plan when taking into account sections 415 and 401(a)(17) limitations.

        Benefits under the Supplemental Benefit Retirement Plan are payable upon termination or retirement, and in accordance with Internal Revenue Code Section 409A guidelines for deferred compensation.

Non-Qualified Deferred Compensation in Last Fiscal Year

        For fiscal year 2008, the non-qualified deferred compensation plan is available to all active employees on the US payroll with a base salary greater than or equal to $230,000.

        There are three types of earnings that may be deferred under the program:

  1.
  100% of annual base pay earnings in excess of the IRS qualified plan limit of $230,000 for 2008;

  2.
  95% of bonus earnings, discretionary and cash compensation paid under the Performance-Based Compensation Plan; and

  3.
  95% of performance based compensation paid out in accordance with the terms of Agilent's LTP Program. This program pays out in the form of Agilent common stock.

        Deferral elections may be made annually and are part of overall tax planning for many executives. There are several investment options available under the Plan, which mirror the investment choices under our tax-qualified 401(k) plan, with the exception of Agilent's common stock which is not available under the non-qualified deferred compensation plan. All investment choices are made by the participant. Based on market performance, dividends and interest are credited to participants' accounts from the funds that the participant has elected.

        At the time participation is elected, employees must also elect payout in either of two forms, both of which can be delayed by an additional one, two or three years following termination):

  1.
  a single lump sum payment; or

  2.
  annual installments over a five-to-fifteen year period.

        Payouts are distributed to eligible participants in January of the year following termination, if termination occurs during the first six months of the calendar year. Otherwise, payouts are distributed to eligible participants in July of the year following termination where termination occurs during the second half of the calendar year. No early distributions or withdrawals are allowed. When and if received, a participant in the LTP Program may elect to defer his or her shares through our 2005 Deferred Compensation Plan. The LTP Program shares are deferred in the form of Agilent common stock only and do not earn additional returns. At the end of the deferral period, the LTP Program shares are simply released to the executive. Agilent has allowed its named executive officers to make a one-time change to deferral elections made after January 1, 2005 in fiscal year 2008 pursuant to the phase-in provisions of Section 409A of the Internal Revenue Code.

        We have established a rabbi trust as a source of funds to make payments under the non-qualified deferred compensation plan. As of September 30, 2008, the rabbi trust with Mellon Trust was overfunded, so there is no need for additional funding.

        The table below provides information on the non-qualified deferred compensation of the named executive officers for fiscal year 2008.

Non-Qualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
William P. Sullivan	$3,881,046	$0	$(2,343,842)	$0	$4,004,117
Adrian T. Dillon	$2,263,125	$0	$(2,319,990)	$0	$4,165,034
Ronald S. Nersesian	$175,591	$0	$(167,716)	$0	$326,051
Jean Halloran	$583,965	$0	$(955,403)	$0	$2,249,830
D. Craig Nordlund	$0	$0	$(815,875)	$0	$2,414,305

(1)
The salary portion of the amounts reflected above is included in the amount reported as salary in the "Summary Compensation Table." Detailed in the table below, are the deferred amounts for the following: salary contribution amounts for fiscal year 2008, the amount of shares and the value of the shares paid out pursuant to the LTP Program for the FY06-FY08 performance periods and the value of compensation earned as part of Agilent's annual rewards program.

(2)
Amounts reflected are not included in the "Summary Compensation Table" because the earnings are not "above-market." These amounts include dividends, interest and change in market value.

Name	Deferred Salary FY08 ($)	Value of Deferred Compensation Earned as part of Agilent's annual rewards program ($)	Value of Deferred Shares Paid Out from the LTP Program for FY05- FY07 ($)	Value of Deferred Shares Paid Out from the LTP Program for FY06 - FY08 ($)	Total Value of Employee Contribution of Deferred Compensation for FY08 ($)	Amount of Deferred Shares from LTP Program FY05-FY07 (#)	Amount of Deferred Shares from LTP Program FY06 - FY08 (#)
William P. Sullivan	$12,000	$488,957	$3,380,089	$0	$3,881,046	98,833	0
Adrian T. Dillon	$0	$306,843	$1,805,076	$0	$2,111,919	52,780	0
Ronald S. Nersesian	$0	$19,855	$0	$0	$19,855	0	0
Jean Halloran	$0	$0	$583,965	$0	$583,965	17,075	0
D. Craig Nordlund	$0	$19,855	$0	$0	$19,855	0	0

Termination and Change of Control Arrangements

        Set forth below is a description of the plans and agreements that could result in potential payments to the named executive officers in the case of their termination of employment and/or a change of control of Agilent.

Change of Control Agreements

        Each named executive officer has signed a Change of Control Severance Agreement. Under these agreements, in the event that within 24 months after a change of control of Agilent, Agilent or its successor terminates the employment of such executive without cause or an event constituting good reason occurs and the executive resigns within three months after such an event, the executive will be entitled to: (i) two times, or solely with respect to the CEO, three times, the sum of such executive's base salary and target bonus, (ii) payment of $80,000 for medical insurance premiums, (iii) full vesting of all outstanding options and stock awards, and (iv) a prorated portion of any bonus. To the extent that the payment of these benefits triggers the excise tax under Section 4999 of the Code or any comparable federal, state, local or foreign excise tax, Agilent will be responsible for payment of any additional tax liability arising from the application of such excise tax, subject to certain exceptions for all of the named executives officers except the CEO.

        In exchange for such consideration, each executive has agreed to execute a release of all of the executive's rights and claims relating to his or her employment.

        Under these agreements a "change of control" means occurrence of any of the following events: (i) the sale, exchange, lease or other disposition or transfer of all or substantially all of the assets of Agilent to a third party; (ii) a merger or consolidation involving Agilent in which the stockholders of Agilent immediately prior to such merger or consolidation are not the owners of more than 75% of the total voting power of the outstanding voting securities of Agilent after the transaction; or (iii) the acquisition of beneficial ownership of at least 25% of the total voting power of the outstanding voting securities of Agilent by a third person. "Good reason" means (i) the reduction of the officer's rate of pay, other than reductions that apply to employees generally and variable and performance reductions; (ii) reduction in benefits or failure to receive the same benefits as similarly situated employees; (iii) a change in the officer's duties, responsibilities, authority, job title, or reporting relationships resulting in a significant diminution of position, subject to certain exceptions; (iv) the relocation to a worksite that is more than 35 miles from his prior worksite; (v) the failure or refusal of a successor to Agilent to assume Agilent's obligations under the agreement, or (vi) a material breach by Agilent or any successor to Agilent of any of the material provisions of the agreement.

        Under these agreements, "cause" means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty which has a material adverse effect on Agilent's business or reputation; (ii) repeated unexplained or unjustified absences from Agilent; (iii) refusal or willful failure to act in accordance with any specific directions, orders or policies of Agilent that has a material adverse effect on Agilent's business or reputation; (iv) a material and willful violation of any state or federal law that would materially injure the business or reputation of Agilent as reasonably determined by the Board; (v) participation in a fraud or act of dishonesty against Agilent which has a material adverse effect on Agilent's business or reputation; (vi) conduct by the officer which the Board determines demonstrates gross unfitness to serve; or (vii) intentional, material violation by the officer of any contract between the officer and Agilent or any statutory duty of the officer to Agilent that is not corrected within thirty days after written notice to the officer.

        In addition, in the event of a change of control, participants in the LTP Program would receive at the earlier of the end of the performance period or termination of the program an LTP Program payout equivalent to the greater of the target award or the accrued amount of the payout, prorated for the amount of time elapsed during the first twelve months of the performance period.

Termination and Change of Control Table

        For each of the named executive officers, the table below estimates the amount of compensation that would be paid in the event that (i) a change of control of Agilent occurs and (a) such executive is terminated without cause or an event constituting good reason occurs (and executive leaves due to such event) either within 24 months following the change of control or within 3 months prior to such change of control, whether or not such termination is at the request of an acquiror of Agilent, or (b) such executive is terminated or an event constituting good reason occurs (and executive leaves due to such event) at any time prior to the change of control and the termination is at the request of the acquiror of Agilent, (ii) involuntary termination with or without cause, (iii) voluntary termination and (iv) death or disability. The amounts shown assume that each of the terminations was effective October 31, 2008.

Name	Type of Benefit	Involuntary Termination or Resignation for Good Cause in Connection with a Change of Control ($)(1)	Voluntary Termination or Involuntary Termination with or without Cause ($)	Death/Disability ($)
William P. Sullivan	Cash Severance Payments	$2,960,001	$0	$0
	Cash Bonus	$1,233,334	$0	$0
	Continuation of Benefits(2)	$80,000	$0	$0
	Stock Award Acceleration	$5,214,672	$0	$5,214,672
	Stock Option Acceleration(3)	$1,586	$0	$1,586
	Pension Benefits(4)	$3,247,572	$3,247,572	$3,247,572
	Excise Tax Gross-Up(5)	$4,897,815	$0	$0

	Total Termination Benefits:	$17,634,980	$3,247,572	$8,463,830
Adrian T. Dillon	Cash Severance Payments	$1,399,992	$0	$0
	Cash Bonus	$594,997	$0	$0
	Continuation of Benefits(2)	$80,000	$0	$0
	Stock Award Acceleration	$2,325,911	$0	$2,325,911
	Stock Option Acceleration(3)	$9,871	$0	$9,871
	Pension Benefits	$499,488	$499,488	$499,488
	Excise Tax Gross-Up(5)	$0	$0	$0

	Total Termination Benefits:	$4,910,259	$499,488	$2,835,271

Name	Type of Benefit	Involuntary Termination or Resignation for Good Cause in Connection with a Change of Control ($)(1)	Voluntary Termination or Involuntary Termination with or without Cause ($)	Death/Disability ($)
Ronald S. Nersesian	Cash Severance Payments	$795,750	$0	$0
	Cash Bonus	$278,513	$0	$0
	Continuation of Benefits(2)	$80,000	$0	$0
	Stock Award Acceleration	$651,032	$0	$651,032
	Stock Option Acceleration(3)	$10,305	$0	$10,305
	Pension Benefits	$155,924	$155,924	$155,924
	Excise Tax Gross-Up(5)	$868,234	$0	$0

	Total Termination Benefits:	$2,839,757	$155,924	$817,261
Jean Halloran	Cash Severance Payments	$799,992	$0	$0
	Cash Bonus	$279,997	$0	$0
	Continuation of Benefits(2)	$80,000	$0	$0
	Stock Award Acceleration	$865,765	$0	$865,765
	Stock Option Acceleration(3)	$3,147	$0	$3,147
	Pension Benefits	$1,235,050	$1,235,050	$1,235,050
	Excise Tax Gross-Up(5)	$0	$0	$0

	Total Termination Benefits:	$3,263,951	$1,235,050	$2,103,962
D. Craig Nordlund	Cash Severance Payments	$850,008	$0	$0
	Cash Bonus	$297,503	$0	$0
	Continuation of Benefits(2)	$80,000	$0	$0
	Stock Award Acceleration	$740,147	$0	$740,147
	Stock Option Acceleration(3)	$3,517	$0	$3,517
	Pension Benefits	$1,584,833	$1,584,833	$1,584,833
	Excise Tax Gross-Up(5)	$0	$0	$0

	Total Termination Benefits:	$3,556,008	$1,584,833	$2,328,497

(1)
To the extent that the payment of the listed benefits triggers the excise tax under Section 4999 of the Code or any comparable federal, state, local or foreign excise tax, Agilent will be responsible for payment of any additional tax liability arising from the application of such excise tax. However, in the case of all of the named executive officers, other than Mr. Sullivan, the executive shall not be entitled to receive a gross-up payment if (i) the payment of the listed benefits may be reduced to an amount (the "Reduced Amount") sufficient to result in no portion of such payment being subject to an excise tax, and (ii) after reducing such payment by the Reduced Amount, the executive would receive, on a pre-tax basis, an amount not less than 90% of the value of the unreduced payment on a pre-taxed basis.

(2)
Flat lump sum benefit for healthcare expenses, including additional health plan premium payments that may result from termination in the event of change of control.

(3)
Calculated using the in-the-money value of unvested options as of October 31, 2008, the last business day of Agilent's last completed fiscal year. The closing price of Agilent common stock as of October 31, 2008 was $22.19.

(4)
For information regarding potential payments upon termination under the 2005 Deferred Compensation Plan and the Retirement Plan, the Supplemental Benefit Retirement Plan and the Deferred Profit-Sharing Plan, in which our named executive officers participate, see "Non-Qualified Deferred Compensation in Last Fiscal Year" and "Pension Benefits" above.

(5)
We determined the amount of the excise tax payment in accordance with the provisions of Section 280G of the Code. We utilized the following key assumptions to determine the tax gross-up payment: (i) the interest rate assumption was 120% of the applicable federal rate effective for the month of October 2008, compounded semiannually; (ii) a statutory federal income tax rate of 35%, Medical tax rate of 1.45%, California income tax rate 9.3%; (iii) Section 280G "base amount" was determined based on average W-2 compensation for the period from 2003-2007; and (iv) equity grants made within one year of transaction were in the ordinary course of business and were not in contemplation of a transaction.

(6)
Under the 1999 Stock Plan and the LTP Program, if a named executive officer dies or is fully disabled, his or her unvested stock options and stock awards shall fully vest.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee are set forth in "Board Structure and Compensation." During the most recent fiscal year, no Agilent executive officer served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on Agilent's Compensation Committee.

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

        The Company's Standards of Business Conduct and Director Code of Ethics require that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or the best interests of the Company. In addition, the Company has adopted a written Related Person Transactions Policy and Procedures (the "Related Person Transactions Policy") that prohibits any of the Company's executive officers, directors or any of their immediate family members from entering into a transaction with the Company, except in accordance with the policy. For purposes of the policy, a "related person transaction" includes any transaction (within the meaning of Item 404(a) of the Securities and Exchange Commission's Regulation S-K) involving the Company and any Related Person that would be required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission's Regulation S-K.

        Under our Related Person Transactions Policy, the General Counsel must advise the Nominating/Corporate Governance Committee of any related person transaction of which he becomes aware. The Nominating/Corporate Governance Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Nominating/Corporate Governance Committee shall consider all relevant information available to it and, as appropriate, must take into consideration the following:

  •
  the size of the transaction and the amount payable to the related person;

  •
  the nature of the interest of the related person in the transaction;

  •
  whether the transaction may involve the conflict of interest; and

  •
  whether the transaction involved the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

        Under the Related Person Transactions Policy, Company management screens for any potential Related Person Transactions, primarily through the annual circulation of a Directors and Officers Questionnaire ("D&O Questionnaire") to each member of the Board of Directors and each officer of the Company that is a reporting person under Section 16 of the Securities Exchange Act of 1934. The D&O Questionnaire contains questions intended to identify Related Persons and transactions between the Company and Related Persons. If a Related Person Transaction is identified, such transaction is brought to the attention of the Nominating/Corporate Governance Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.

        The Nominating/Corporate Governance Committee must approve or ratify each related person transaction in accordance with the policy. Absent this approval or ratification, no such transaction may be entered into by the Company with any related person.

        In March 2008, the Nominating/Corporate Governance Committee amended the Related Person Transactions Policy to provide for standing pre-approval of limited transactions with related persons. Pre-approved transactions include:

  (a)
  Any transaction with another company at which a related person's only relationship is as an employee (other than an executive officer or an equivalent), director or beneficial owner of less than 10% of that company's shares, if the aggregate amount involved does not exceed the greater of (i) $1,000,000, or (ii) 2 percent of that company's total annual revenues.

  (b)
  Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person's only relationship is as an employee (other than an executive officer or an equivalent), a director or a trustee, if the aggregate amount involved does not exceed the lesser of $500,000, or 2 percent of the charitable organization's total annual receipts.

        Agilent will disclose the terms of related person transactions in its filings with the SEC to the extent required.

Transactions with Related Persons

        We purchase services, supplies, and equipment in the normal course of business from many suppliers and sell or lease products and services to many customers. In some instances, these transactions occur with companies with which members of our management or Board of Directors have relationships as directors or executive officers. For transactions entered into during fiscal year 2008, no related person had or will have a direct or indirect material interest and none exceeded or fell outside of the pre-approved thresholds set forth in our Related Party Transaction Policy.

AUDIT AND FINANCE COMMITTEE REPORT

        During fiscal year 2008, the Audit and Finance Committee of the Board reviewed the quality and integrity of Agilent's consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the New York Stock Exchange Listing Standards. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has identified Heidi Kunz as the Audit and Finance Committee's "Financial Expert." Agilent operates with a November 1 to October 31 fiscal year. The Audit and Finance Committee met thirteen times, including telephone meetings, during the 2008 fiscal year.

        The Audit and Finance Committee's work is guided by a written charter that the Board has approved. The Audit and Finance Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the U.S. Securities and Exchange Commission, the Public Company Accounting Oversight Board and the New York Stock Exchange. You can access the latest Audit and Finance Committee charter by clicking on "Governance Policies" in the "Corporate Governance" section of the Web page at www.investor.agilent.com or by writing to us at Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attention: Investor Relations.

        The Audit and Finance Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, Agilent's independent registered public accounting firm, Agilent's audited consolidated financial statements and Agilent's internal control over financial reporting. The Audit and Finance Committee has discussed with PricewaterhouseCoopers LLP, during the 2008 fiscal year, the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor's Communications With Those Charged with Governance).

        The Audit and Finance Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independence of accountant's communications with the audit committee of the concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Agilent. Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that Agilent's audited consolidated financial statements be included in Agilent's Annual Report on Form 10-K for the fiscal year ended October 31, 2008 and be filed with the U.S. Securities and Exchange Commission.

Submitted by:

Audit and Finance Committee

  Heidi Kunz, Chairperson
  Robert J. Herbold
  Robert L. Joss

        The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Fees Paid to PricewaterhouseCoopers LLP

        The following table sets forth the aggregate fees charged to Agilent by PricewaterhouseCoopers LLP for audit services rendered in connection with the audited consolidated financial statements and reports for the 2008 fiscal year and for other services rendered during the 2008 fiscal year to Agilent and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

Fee Category:	Fiscal 2008	% of Total	Fiscal 2007	% of Total
Audit Fees	$6,647,000	89.8	$6,142,000	86.4
Audit-Related Fees	252,000	3.4	253,300	3.6
Tax Fees:
Tax compliance/preparation	503,000	6.8	662,039	9.3
Other tax services	0	0.0	0	0.0

Total Tax Fees	503,000	6.8	662,039	9.3
All Other Fees	3,000	0.0	55,000	0.7

Total Fees	$7,405,000	100.0	$7,112,339	100.0

        Audit Fees:    Fiscal 2008 fees consist of fees billed for professional services rendered for the integrated audit of Agilent's consolidated financial statements and its internal control over financial reporting and review of the interim condensed consolidated financial statements included in quarterly reports. Fiscal 2007 fees consist of fees billed for professional services rendered for the audit of Agilent's consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports. Fiscal 2008 and 2007 fees also consist of fees billed for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

        Audit-Related Fees:    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Agilent's consolidated financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

        Tax Fees:    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audits and appeals, customs and duties, mergers and acquisitions and international tax planning.

        All Other Fees:    Consists of fees for all other services other than those reported above. These services include a license for specialized accounting research software. Agilent's intent is to minimize services in this category.

        In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as Agilent's independent registered public accounting firm for the fiscal year ending October 31, 2009, the Audit and Finance Committee has considered whether services other than audit and audit-related provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Policy on Audit and Finance Committee Preapproval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit and Finance Committee's policy is to preapprove all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Preapproval is generally provided for up to one year and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit and Finance Committee has delegated its preapproval authority up to a specified maximum to the Chairperson of the Audit and Finance Committee, Heidi Kunz, who may preapprove all audit and permissible non-audit services so long as her preapproval decisions are reported to the Audit and Finance Committee at its next scheduled meeting.

ADDITIONAL QUESTIONS AND INFORMATION REGARDING
THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q:    What happens if additional proposals are presented at the annual meeting?

A:
Other than the three proposals described in this Proxy Statement, Agilent does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, William P. Sullivan, Agilent's President and Chief Executive Officer, and D. Craig Nordlund, Agilent's Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of Agilent's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:    What class of shares is entitled to be voted?

A:
Each share of Agilent's common stock outstanding as of the close of business on January 13, 2009, the Record Date, is entitled to one vote at the annual meeting. On the Record Date, Agilent had approximately 351,996,264 shares of common stock issued and outstanding.

Q:    What is the quorum requirement for the annual meeting?

A:
The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:    Who will count the vote?

A:
A representative of Computershare Investor Services will tabulate the votes and act as the inspector of election.

Q:    Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Agilent or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to Agilent's management.

Q:    Who will bear the cost of soliciting votes for the annual meeting?

A:
Agilent will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. Agilent has retained the services of Georgeson, Inc. ("Georgeson") to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Agilent estimates that it will pay

  Georgeson a fee of $12,000 for its services. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Agilent's directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, Agilent may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:    May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?

A:
You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

  Stockholder Proposals:    In order for a stockholder proposal to be considered for inclusion in Agilent's proxy statement for next year's annual meeting, the written proposal must be received by Agilent no later than September 29, 2009 and should contain such information as is required under Agilent's Bylaws. Such proposals will need to comply with the SEC's regulations regarding the inclusion of stockholder proposals in Agilent-sponsored proxy materials. In order for a stockholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by Agilent no later than September 29, 2009 and should contain such information as required under Agilent's Bylaws. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents.

  Nomination of Director Candidates:    Agilent's Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting, it is necessary that you notify Agilent not less than 120 days before the first anniversary of the date that the proxy statement for the preceding year's annual meeting was first sent to stockholders. Agilent's 2009 Proxy Statement was first sent to stockholders on January 27, 2009. Thus, in order for any such nomination notice to be timely for next year's annual meeting, it must be received by Agilent not later than September 29, 2009. In addition, the notice must meet all other requirements contained in Agilent's Bylaws and include any other information required pursuant to Regulation 14A under the Exchange Act.

  Copy of Bylaw Provisions:    You may contact the Agilent Corporate Secretary at Agilent's corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of Agilent's Bylaws can be accessed on the Agilent Investor Relations Web site at http://www.investor.agilent.com. Click "Corporate Governance" and then "Governance Policies" on the left hand side of the screen.

Q:    How do I obtain a separate set of proxy materials if I share an address with other stockholders?

A:
To reduce expenses, in some cases, we are delivering one set of the proxy materials or, where applicable, one Notice to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders receiving hard copies of the proxy materials, a separate proxy card is included with the proxy materials for each of stockholder. For stockholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you have only received one set of the proxy materials or one Notice, you may request separate copies at no additional cost to you by calling us at (408) 553-2424 or by writing to us at Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attn: Shareholder Records. If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

  You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions for requesting such materials in the Notice, or by contacting us by calling or writing.

Q:    If I share an address with other stockholders of Agilent, how can we get only one set of voting materials for future meetings?

A:
You may request that we send you and the other stockholders who share an address with you only one Notice or one set of proxy materials by calling us at (408) 553-2424 or by writing to us at: Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attn: Shareholder Records.

You may receive a copy of Agilent's Annual Report on Form 10-K for the fiscal year ended October 31, 2008 without charge by sending a written request to Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attn: Investor Relations.

By Order of the Board,

D. CRAIG NORDLUND
 Senior Vice President, General Counsel
and Secretary
Dated: January 27, 2009

 Appendix A

AGILENT TECHNOLOGIES, INC.

2009 STOCK PLAN

        1.    Purpose and Background of the Plan.    The purpose of this 2009 Stock Plan is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company's continued progress and, thereby, encourage recipients to act in the stockholder's interest and share in the Company's success. The Plan is intended to permit the grant of Awards that qualify as performance-based compensation under Section 162(m) of the Code. The 2009 Stock Plan was adopted by the Board on November 19, 2008 (the "Adoption Date") and shall become effective upon its approval by the stockholders of the Company (the "Effective Date").

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)   "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b)   "Affiliate" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

          (c)   "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable securities laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan.

          (d)   "Award" means a Cash Award, dividend equivalent, SAR, Stock Award, or Option granted in accordance with the terms of the Plan.

          (e)   "Award Agreement" means a written or electronic agreement between the Company and an Awardee evidencing the terms and conditions of an individual Award. The Award Agreement is subject to the terms and conditions of the Plan.

          (f)    "Awardee" means the holder of an outstanding Award.

          (g)   "Awardee Eligible to Vest" means the holder of an outstanding Award who is providing Service.

          (h)   "Board" means the Board of Directors of the Company.

          (i)    "Cash Awards" means cash awards granted pursuant to Section 13 of the Plan.

          (j)    "Code" means the United States Internal Revenue Code of 1986, as amended.

          (k)   "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (l)    "Common Stock" means the common stock of the Company.

          (m)  "Company" means Agilent Technologies, Inc., a Delaware corporation.

          (n)   "Consultant" means any person, including an advisor, engaged by the Company, a Subsidiary or Affiliate to render services to such entity as an independent contractor but who is neither an Employee nor a Director.

          (o)   "Deferred Share" shall mean the grant of a Stock Award to a Non-Employee Director consisting of a contractual right to receive a Share in the future after attainment of the vesting criteria established by the Committee in accordance with Section 15 of the Plan and the Award Agreement.

          (p)   "Director" means a member of the Board.

          (q)   "Employee" means a full time or part time employee of the Company or any Subsidiary or Affiliate, including Officers and Directors, who is treated as an employee in the personnel records of the Company or its Subsidiary or Affiliate for the relevant period, but shall exclude individuals who are classified as (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee in the case of (A) any leave of absence approved by the Company or its Subsidiary or Affiliate, or (B) transfers between locations of the Company or between the Company and/or any Subsidiary or Affiliate. Neither Service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (r)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (s)   "Fair Market Value" means, as of any date, the quoted closing sales price for such Common Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day a sale was made) as quoted on the stock exchange or a national market system, with the highest trading volume, as reported in such source as the Administrator shall determine consistent with the requirements of Section 409A of the Code.

          (t)    "Grant Date" means the date selected by the Administrator, from time to time, upon which Awards are granted to Participants pursuant to this Plan.

          (u)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (v)   "Non-Employee Director" means a Director who is not an Employee.

          (w)  "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (x)   "NYSE" means the New York Stock Exchange.

          (y)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (z)   "Option" means a conditional opportunity granted pursuant to the Plan to purchase shares of the Company's common stock at some point in the future at a price that is fixed on the date of grant. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

          (aa) "Participant" means an Employee, Director (including a Non-Employee Director) or Consultant.

          (bb) "Performance Award" means a Stock Award or Cash Award granted pursuant to Section 14.

          (cc) "Performance Criteria" means the following: (i) sales revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before interest, taxes and depreciation and amortization; (g) net income; (h) expenses; (vii) the market price of the shares; (viii earnings per share; (ix) return on stockholder equity; (x) return on capital; (xi) return on net assets; (xii) economic value added; (xiii) market share; (xiv) customer service; (xv) customer satisfaction; (xvi) safety; (xvii) total stockholder return; (xviii) free cash flow; (xix) size-adjusted growth in earnings; and (xx) such other criteria as determined by the Committee, each with respect to the Company and/or any operating unit(s) of the Company, as determined by the Committee in its sole discretion.

          (dd) "Performance Share" means a Share acquired pursuant to a grant of a Stock Award that is subject to vesting based upon the attainment of one or more Performance Criteria.

          (ee) "Performance Unit" means the grant of a Stock Award consisting of a contractual right to receive a Share based in whole or in part, upon the attainment of one or more Performance Criteria.

          (ff)  "Plan" means this 2009 Stock Plan effective as of the date of its approval by the stockholders of the Company pursuant to Section 24.

          (gg) "Restricted Stock" means a Share acquired pursuant to a grant of a Stock Award under Section 12 of the Plan that is subject to certain restrictions as set forth in Section 12 and in the Award Agreement.

          (hh) "Restricted Stock Unit" means the grant of a Stock Award consisting of a contractual right to receive a Share (or the cash equivalent of a Share) in the future after attainment of vesting criteria established by the Committee in accordance with Section 12 of the Plan and the Award Agreement.

           (ii)  "Service" means service as an Employee, Director, Non-Employee Director or Consultant. A Participant's Service does not terminate when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing Incentive Stock Option status, a common-law employee's Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee's right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Company, a Subsidiary or an Affiliate, or a transfer between entities (the Company or any Subsidiary or Affiliate); provided there is no interruption or other termination of Service.

          (jj)   "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

          (kk) "SAR" means a stock appreciation right granted pursuant to Section 11 of the Plan.

          (ll)   "Stock Award" means a right to purchase or receive Common Stock pursuant to an Award described in Section 12.

          (mm)  "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Stock Subject to the Plan.    Subject to the provisions of Section 18 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 25,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. In addition, if an award previously granted under the Agilent Technologies, Inc. 1999 Stock Plan is forfeited, expires or becomes unexercisable without having been exercised in full, the Shares which were subject to such award shall again be available to be the subject of an Award under the Plan.

        For purposes of the total number of Shares available for grant under this Plan, any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against the limit stated in this Section 3 as one (1) Share issued, and any shares issued in connection with Stock Awards shall be counted against the limit stated in this Section 3 as two (2.0) Shares for every one (1) Share issued.

Further, if a SAR or a Restricted Stock Unit is settled in cash on a net basis, then only the equivalent number of Shares which would have actually been distributed to the Participant shall be taken into account for purposes of reducing the number of Shares available for grant under the Plan.

        If an Award is forfeited, expires or becomes unexercisable without having been exercised in full, the Shares which expire or are forfeited, shall become available for future grant or sale under the Plan (unless the Plan has terminated) based on the same ratio as the Shares were treated in the preceding paragraph. The following Shares may not again be made available for issuance as Awards under the Plan: (a) Shares not issued or delivered as a result of the net settlement of an outstanding Award (with the exception of cash settled SARs and Restricted Stock Units described in the second paragraph of this Section 3), (b) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (c) Shares repurchased on the open market with the proceeds of the option exercise price. Notwithstanding the foregoing, if Shares issued pursuant to a Stock Award are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

        Notwithstanding the foregoing, Shares issued pursuant to awards (including, but not limited to Conversion Options described in Section 4(c)(x)) assumed or issued in substitution of other awards in connection with the acquisition by the Company or a Subsidiary of an unrelated entity shall not reduce the maximum number of Shares issuable under this Section 3. In addition. to the extent the Company assumes Share originally reserved for issuance from a plan that was previously maintained by an acquired company, those Shares shall be available for Award under this Plan and shall not reduce the maximum number of Shares issuable under this Section 3; provided, however, that this sentence shall not apply to any plan which was not previously approved by the stockholders of the acquired company.

        4.    Administration of the Plan.

          (a)   The Board or a Committee appointed by the Board shall be the Administrator. To the extent the Board acts as the Administrator, references herein to "Committee" shall include the Board.

          (b)   Procedure.

              (i)  Multiple Administrative Bodies.    The Plan may be administered by different Committees with respect to different groups of Participants.

             (ii)  Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered with respect to "covered employees" as defined by Section 162(m) of the Code by a Committee of two or more "outside directors."

            (iii)  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv)  Independent Directors.    To the extent necessary to satisfy the rules of the applicable U. S. national securities exchange that is the principal trading market for the Common Stock, the members of the Committee shall qualify as "independent directors."

             (v)  Other Administration.    Subject to applicable law and the rules of the U.S. national securities exchange that is the principal trading market for the Common Stock, the Board may delegate to the Executive Committee of the Board (the "Executive Committee") or other officer(s) of the Company the power to approve Awards to Participants who are not

    (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, "covered employees" under Section 162(m) of the Code.

          (c)   Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i)  to select the Participants to whom Awards may be granted hereunder;

             (ii)  to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

            (iii)  to approve forms of agreement for use under the Plan;

            (iv)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

             (v)  to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements, (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign tax laws, regulations and practice;

            (vi)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

           (vii)  to make all determinations whether an individual is an Awardee Eligible to Vest and when such eligibility ceases;

          (viii)  to modify or amend each Award, provided, however, that any such amendment is subject to Section 19(c) of the Plan and may not impair any outstanding Award unless agreed to in writing by the Awardee;

            (ix)  to allow Awardees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a value (as determined solely by the Plan Administrator or its delegate(s)) equal to the minimum amount required to be withheld. The value of the Shares to be withheld shall be determined solely by the Plan Administrator or its delegate(s) on the date that the amount of tax to be withheld is to be determined. All elections by an Awardee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

             (x)  to authorize conversion or substitution under the Plan of any or all outstanding stock options held by Awardees of an entity acquired by the Company (the "Conversion Options"). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Options may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Options shall have the same terms and conditions as Options generally granted by the Company under the Plan;

            (xi)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

           (xii)  to delegate day-to-day administration and operation of the Plan and the authority to make administrative decisions and adopt rules and procedures relating to the operation and administration of the Plan to an officer of the Company and his or her delegates;

          (xiii)  to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder; and

          (xiv)  to specify in an Award Agreement at the time of the Award, or later pursuant to an amendment of an outstanding Award, that the Participant's rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or clawback upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

          (d)   Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations shall be final and binding on all Awardees.

        5.    Eligibility.    Awards may be granted to Participants, provided, however, that Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary.

        6.    Limitations.

          (a)   Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b)   For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave an Awardee's employment with the Company shall be deemed terminated for Incentive Stock Option purposes and any Incentive Stock Option held by the Awardee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three (3) months thereafter.

          (c)   No Participant shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving a Participant the right to continue in the employ of or service to the Company, its Subsidiaries or Affiliates. Further, the Company, its Subsidiaries and Affiliates expressly reserve the right, at any time, to dismiss a Participant at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

          (d)   The following limitations shall apply to grants of Awards under this Plan:

              (i)  No Participant shall be granted, in any fiscal year of the Company, Options to purchase or SARs for more than 1,500,000 Shares. No Participant shall be granted in any fiscal year of the Company, Stock Awards for more than 1,000,000 Shares.

             (ii)  In connection with his or her initial service, a Participant may be granted Options to purchase or SARs for up to an additional 1,000,000 Shares that shall not count against the limit set forth in subsection (i) above.

            (iii)  Notwithstanding the provisions of (i) above, an additional 1,000,000 Shares may be granted to a Participant as "New Executive Stock Awards." New Executive Grants are performance based Stock Awards that are granted to newly hired executives of the Company.

            (iv)  The maximum number of Options which may be granted as Incentive Stock Options under the Plan is 25,000,000 shares.

             (v)  The maximum amount payable to a Participant pursuant to a Cash Award for each fiscal year of the Company shall be $10,000,000.

            (vi)  The limitations in Sections 6(d)(i)-(iv) shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 18.

           (vii)  If an Option or SAR is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 18 the cancelled Option or SAR will be counted against the limits set forth in subsections (i), (ii) and (iii) above.

          (viii)  Other then in connection with a change in the Company's capitalization (as described in Section 18(a)) or a Change of Control as described in Section 18(c)), Options and SARs may not be repriced, replaced, regranted through cancellation or modification without stockholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such Option or SAR. In addition, without stockholder approval, Options and SARs having exercise prices per share greater than the Fair Market Value of a Share may not be substituted for or replaced by any other Stock Award or be cancelled in exchange for cash. Nothing in this Section 6(d)(viii) shall be construed to apply to the issuance or assumption of an Option or SAR in connection with the acquisition by the Company or a subsidiary of an unrelated entity provided such actions are taken in a manner that complies with the requirements of Section 409A of the Code.

        7.    Term of Plan.    Subject to Section 24 of the Plan, the Plan shall become effective on its Effective Date. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

        8.    Term of Award.    The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option or SAR, the maximum term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement except to the extent necessary or desireable to comply with any foreign law.

        9.    Option Exercise Price and Consideration.

          (a)   Exercise Price.    The per share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per Share on the Grant Date. Notwithstanding the foregoing, the per share exercise price for Shares to be issued pursuant to an Option which is assumed or substituted for in connection with the acquisition by the Company or a Subsidiary of an unrelated entity may be less than the Fair Market Value of a Share on the date of the assumption or substitution provided the exercise price is determined in a manner that complies with the requirements of Sections 409A and 424 of the Code, as applicable.

          (b)   Vesting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

          (c)   Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the Grant Date. Acceptable forms of consideration may include:

              (i)  cash;

             (ii)  check or wire transfer (denominated in U.S. Dollars);

            (iii)  other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Awardee for more than six months on the date of surrender, and (B) have a value (as determined solely by the Plan Administrator or its delegate(s) based upon the NYSE closing price of the underlying shares on the trading day prior to the date of exercise) on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

            (iv)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

             (v)  any combination of the foregoing methods of payment; or

            (vi)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

        10.    Exercise of Option.

          (a)   Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement. An Option shall continue to vest during any authorized leave of absence and such Option may be exercised to the extent vested during such leave, unless otherwise terminated in accordance with its terms. An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed exercised when the Company or its duly authorized agent receives: (i) an executed exercise agreement, where required by the Plan Administrator or its delegate(s), (ii) full payment for the Shares with respect to which the related Option is exercised, and (iii) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes due upon such exercise.

            Shares issued upon exercise of an Option shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

          (b)   Cessation of Eligibility to Vest.    Unless otherwise provided for by the Administrator in the Award Agreement, if an individual ceases to be an Awardee Eligible to Vest, such Awardee's unvested Option shall terminate immediately. On the date such individual ceases to be an Awardee Eligible to Vest, the Shares covered by the unvested portion of his or her Option shall revert to the Plan.

        11.    SARs.

          (a)   General.    The Administrator may grant SARs to Participants subject to the terms and conditions not inconsistent with the Plan and determined by the Administrator. The terms and conditions shall be provided for in the Award Agreement which may be delivered in writing or electronically. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement.

          (b)   Exercise.    Upon the exercise of a SAR, in whole or in part, an Awardee shall be entitled to a payment in an amount equal to the difference between the value (as determined solely by the Plan Administrator or its delegate(s) based upon the NYSE closing price of the underlying shares on the trading day prior to the date of exercise) of a fixed number of shares of Common Stock covered by the exercised portion of the SAR on the date of such exercise, over the Fair Market Value of the Common Stock covered by the exercised portion of the SAR on the Grant Date; provided, however, that the Administrator may place limits on the aggregate amount that may be paid upon the exercise of a SAR. The Company's obligation arising upon the exercise of a SAR will be paid in cash or Shares of Common Stock (or a combination thereof), as determined by the applicable Award Agreement.

          (c)   Method of Exercise.    A SAR shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company or its duly authorized agent in accordance with the terms of the SAR by the person entitled to exercise the SAR. The SAR shall cease to be exercisable to the extent it has been exercised.

          (d)   Cessation of Eligibility to Vest.    Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Awardee Eligible to Vest, the Awardee's unvested SAR, shall terminate immediately upon the date such individual ceases to be an Awardee Eligible to Vest.

        12.    Stock Awards.

          (a)   General.    The Administrator may grant Stock Awards including, but not limited to Deferred Shares, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units to Participants. Such Stock Awards may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Stock Award under the Plan, it shall advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Awardee shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Awardee must accept such offer. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator. The Administrator will require that all Shares subject to a right of repurchase or forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses.

          (b)   The grant or vesting of a Stock Award may be made contingent on achievement of performance conditions and may be designated as a Performance Award subject to Section 14.

          (c)   Forfeiture.    Unless otherwise provided for by the Administrator in the Award Agreement determines otherwise, any unvested Stock Award shall be forfeited immediately after the date upon which an individual ceases to be an Awardee Eligible to Vest. To the extent that the Awardee purchased the Stock Award, the Company shall have a right to repurchase the unvested Stock Award at the original price paid by the Awardee upon the Awardee ceasing to be a Participant for any reason.

          (d)   Rights as a Stockholder.    Unless otherwise provided for by the Administrator, once a Stock Award which is Restricted Stock or Performance Stock is accepted, the Awardee shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her acceptance of such a Stock Award is entered upon the records of the duly authorized transfer agent of the Company. An Awardee of a Restricted Stock Unit or Performance Unit shall not have rights equivalent to those of a stockholder until such Awards are settled and Shares are entered upon the records of the duly authorized transfer agent of the Company.

        13.    Cash Awards.    Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award. The grant or vesting of a Cash Award may be made contingent on achievement of performance conditions and may be designated as a Performance Award subject to Section 14.

        14.    Performance Awards.    Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.

        Performance Awards intended to comply with the provisions of Section 162(m) of the Code may be granted pursuant to the provisions of a program established pursuant to the requirements of Section 162(m) of the Code regarding performance based compensation, including, but not limited to, the Agilent Technologies, Inc. Long-Term Performance Program (or its successor). Other Performance Awards intended to comply with the requirements of Section 162(m) of the Code shall be granted pursuant to, and be subject to, such terms and conditions as established by the Committee at the time of grant based, in whole or in part, upon the attainment of one or more of the Performance Criteria. Such Awards shall be based on (a) an individual target set by the Committee in writing with respect to the Performance Period and (b) Performance Criterion or Criteria for the Performance Period (increased or decreased, in each case in accordance with factors adopted by the Committee with respect to the Performance Period that relate to unusual items). With respect to each Performance Period, Awards shall not be paid unless and until the Committee certifies in writing the extent to which the Performance Criterion/Criteria applicable to a Participant have been achieved or exceeded; provided, however, that the Committee may reduce an individual's Award calculated pursuant to the preceding sentence in its sole discretion. For this purpose, a "Performance Period" shall be, with respect to a Participant, any period not exceeding three (3) years as determined by the Committee in its sole discretion. In this case, the selection and adjustment of applicable Performance Criteria, and the establishment of targets, shall occur in compliance with the rules of Section 162(m) of the Code.

        In addition, the Committee may grant Performance Awards, including, but not limited to New Executive Stock Awards (as defined in Section 6(d)), which are not intended to qualify as "performance based awards" for purposes of Section 162(m) of the Code.

        15.    Non-Employee Director Awards.    Awards may be granted to a Non-Employee Director in the form of Cash Awards, Options, SARs or Stock Awards (including, but not limited to Deferred Shares). If an Award is made in the form of Deferred Shares, such Deferred Shares shall be credited to the Non-Employee Director's account under the Agilent Technologies, Inc. 2005 Non-Employee Director Compensation Plan, or any successor or similar plan. Awards granted to a Non-Employee Director shall be subject to such conditions as established by the Committee at the time of grant and in accordance with the applicable provisions of this Plan.

        16.    Dividends With Respect to Stock Awards.    Subject to the provisions of the Plan and any Award Agreement, the recipient of a Stock Award may, if so determined by the Administrator, be entitled to receive, currently or on a deferred basis, cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on Shares ("dividend equivalents") with respect to the number of Shares covered by the Stock Award, as determined by the Administrator, in its sole discretion, and the Administrator may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Such dividend equivalents shall be subject to the same vesting provisions as the underlying Stock Award. The applicable Award Agreement evidencing the Stock Award shall provide that such dividend equivalents will be forfeitable to the same extent as the underlying Stock Award.

        17.    Non-Transferability of Awards.    Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any "family member" as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time. Any Award transferred pursuant to the preceding sentence shall remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms. In addition, an Incentive Stock Option may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance that does not qualify under this Section 17 shall be void and unenforceable against the Company.

        18.    Adjustments Upon Changes in Capitalization, Dissolution, Change of Control.

          (a)   Changes in Capitalization.    Subject to any required action by the stockholders of the Company, if any change is made to the Common Stock subject to the Plan, or subject to any Award (including but not limited to the number and kind of shares of Common Stock), which change results from a stock split, reverse stock split, stock dividend, merger, consolidation, reorganization, recapitalization, reincorporation, spinoff, dividend in property other than cash, liquidation dividend, exchange of shares, combination or reclassification of the Common Stock, or any other increase, decrease or change in the number or characteristics of outstanding shares of Common Stock effected without receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan, the maximum number of securities subject to award to any person under the Plan as provided in order to comply with the requirements of Section 162(m) of the Code, and the outstanding Awards will be appropriately adjusted in the class(es) and number of securities and price per share of the securities subject to such outstanding Awards; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the securities subject to an Award.

          (b)   Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option or SAR to be fully vested and exercisable until ten (10) days prior to such transaction, or such shorter administratively reasonable period of time as the Administrator may establish in its discretion. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

          (c)   Change of Control.    In the event there is a Change of Control, as defined below, all Options and SARs will fully vest immediately prior to the closing of the transaction and all restrictions on Cash Awards or Stock Awards will lapse immediately prior to the closing of the transaction. The foregoing shall not apply where such Options, SARs, Cash Awards and Stock Awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor; provided, however, that in the event of a Change of Control in which one or more of the successor or a parent or subsidiary of the successor has issued publicly traded equity securities, the assumption, conversion, replacement or continuation shall be made by an entity with publicly traded securities and shall provide that the holders of such assumed, converted, replaced or continued stock options and SARs shall be able to acquire such publicly traded securities.

            For the purposes of this Section 18(c), "Change of Control" means the occurrence of any of the following events:

              (i)  The sale, exchange, lease or other disposition or transfer of all or substantially all of the consolidated assets of the Company to a person or group (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) which will continue the business of the Company in the future; or

             (ii)  A merger or consolidation (or similar form of reorganization) involving the Company in which the stockholders of the Company immediately prior to such merger or consolidation are not the beneficial owners (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of more than 75% of the total voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the total voting power of the outstanding voting securities of the Company immediately prior to such merger or consolidation; or

            (iii)  A merger or consolidation (or similar form of reorganization) involving the Company in which occurs the acquisition of beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of at least 25% of the total voting power of the outstanding voting securities of the Company by a person or group (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act).

            (iv)  Notwithstanding the foregoing, to the extent that any amount constituting nonqualified deferral compensation subject to Section 409A of the Code would become payable under the Plan by reason of a Change of Control, such amount shall become payable only if the event constituting a Change of Control would also constitute a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code.

        19.    Amendment and Termination of the Plan.

          (a)   Amendment and Termination.    The Committee may at any time amend, alter, suspend or terminate the Plan.

          (b)   Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment which would increase the maximum number of Shares for which Awards may be granted under this Plan (other than an increase pursuant to Section 16 of this Plan), and otherwise to the extent necessary and desirable to comply with Applicable Laws.

          (c)   Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Awardee and the Administrator, which agreement must be in writing and signed by the Awardee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

        20.    Designation of Beneficiary.

          (a)   An Awardee may file a written designation of a beneficiary who is to receive the Awardee's rights pursuant to Awardee's Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a prior designation of beneficiary, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee. Such designations may be subject to local law and accordingly may be unenforceable in certain jurisdictions.

          (b)   Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee's death, the Company shall, subject to local law, allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award.

        21.    Legal Compliance.    Shares shall not be issued pursuant to a Stock Award or the exercise of an Option unless the Stock Award or the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        22.    Inability to Obtain Authority.    To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        23.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        24.    Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months of the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

        25.    Notice.    Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

        26.    Governing Law; Forum.    This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware. Any proceeding arising out of or relating to this Plan may be brought only in the state or federal courts located in the Northern District of California. The Company and the Participants irrevocably submit to the exclusive jurisdiction of such courts in any such proceeding, waive any objection to venue or to convenience of forum, agree that all claims in respect of any proceeding shall be heard and determined only in such courts and agree not to bring any proceeding arising out of or relating to the Plan in any other court, whether inside or outside of the United States

        27.    Unfunded Plan.    Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards of Shares under this Plan, any such accounts will be used merely as a bookkeeping convenience. Except for the holding of Restricted Stock in escrow pursuant to Section 12, the Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Awardee with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation, which may be created by this Plan.

        28.    Section 409A of the Code.    This Plan is intended to comply with, or otherwise be exempt from, Section 409A of the Code and shall be construed, administered and interpreted with that intent. Restricted Stock Units, Performance Units and Deferred Shares which are settleable, and Cash Awards which are payable, as a result of a Participant's termination of Service which constitute a "deferral of compensation" for purposes of Section 409A of the Code shall not be paid unless and until the Participant incurs a "separation from service" for purposes of Section 409A of the Code. In addition, to the extent an Award constituting a deferral of compensation is distributable to a Participant who is a "specified employee" (as defined in Section 409A of the Code), such Award shall not be distributed to the Participant before the date (the "Delayed Payment Date") which is the first day of the seventh month after the date of the Participant's separation from service or, if earlier, the date of the Participant's death following such separation from service. All such amounts that would, but for this Section 28, become distributable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date. To the extent that the Committee, in its sole discretion, provides that the settlement, or payment, of an Award may be deferred at the election of a Participant, then any such deferral election shall be subject to such rules and procedures as determined by the Committee in its sole discretion, and such deferrals shall be structured to comply with the requirements of Section 409A of the Code.

  DIRECTIONS TO THE SOUTH SAN FRANCISCO
  CONFERENCE CENTER

  From the South (San Jose)

  Take Highway 101 north to the South Airport Boulevard exit (which is two miles north of the San Francisco International Airport). At the first stop light; drive straight across the intersection and directly into the Holiday Inn parking lot. The South San Francisco Conference Center is on the left.

  From the North (San Francisco)

  Take Highway 101 South to the South Airport Boulevard exit in South San Francisco. Stay to the right and turn east under the freeway overpass. Make a right at the Hungry Hunter Restaurant onto South Airport Boulevard. The South San Francisco Conference Center is located on the left between the Good Nite Inn and the Holiday Inn.

  Parking

  The South San Francisco Conference Center has an agreement to share parking with both neighboring hotels—the Holiday Inn to the south and the Good Nite Inn to the north. Additional parking is available diagonally across the street in the lot located between the Travelodge and the Best Western Grosvenor Hotel.

©	Agilent Technologies, Inc. 2009
Printed in U.S.A. January, 2009
Printed on recycled paper with 30% post-consumer waste

Annual Meeting of Stockholders The South San Francisco Conference Center 255 South Airport Boulevard South San Francisco, California March 11, 2009 at 10:00 a.m. ADMIT ONE	Annual Meeting of Stockholders The South San Francisco Conference Center 255 South Airport Boulevard South San Francisco, California March 11, 2009 at 10:00 a.m. ADMIT ONE

Proxy—AGILENT TECHNOLOGIES, INC.

Annual Meeting of Stockholders—March 11, 2009

This Proxy is solicited on Behalf of the Board of Directors.

The undersigned hereby appoints William P. Sullivan and D. Craig Nordlund, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Agilent Technologies, Inc. held of record by the undersigned on January 13, 2009, at the Annual Meeting of Stockholders to be held on Wednesday, March 11, 2009, or any postponement or adjournment thereof.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

(Continued and to be voted on reverse side.)

Electronic Voting Instructions
You can vote by Internet or telephone.
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 A.M., Central Time, on March 11, 2009.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒
Vote by Internet
• Log on to the Internet and go to
 www.envisionreports.com/agilent
• Follow the steps outlined on the secured website.
 Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A    Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.
Election of Directors

	For	Withhold
01 — William P. Sullivan	☐	☐
02 — Robert J. Herbold	☐	☐
03 — Koh Boon Hwee	☐	☐

		For	Against	Abstain
2.	The ratification of the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Agilent's independent registered public accounting firm.	☐	☐	☐
3.	The approval of the Agilent Technologies, Inc. 2009 Stock Plan.	☐	☐	☐

B    Non-Voting Items

Change of Address—Please print your new address below.	Comments—Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. ☐

C    Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box

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